SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Axovant Sciences Ltd.

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Suite 1, 3rd Floor

11-12 St. James’s Square

London

SW1Y 4LB

United Kingdom

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

To Be Held On August 18, 2017

Dear Shareholder:

You are cordially invited to attend the Axovant Sciences Ltd. 2017 Annual General Meeting of Shareholders, or the Annual Meeting, which will be held at the Offices of Cooley (UK) LLP, Dashwood, 69 Old Broad Street, London, EC2M 1QS, United Kingdom on Friday, August 18, 2017 at 9:00 a.m. local time for the following purposes:

1.	To elect the Board of Directors’ three nominees for director, David T. Hung, M.D., Atul Pande, M.D. and Vivek Ramaswamy, to serve as Class II Directors until our 2020 Annual General Meeting of Shareholders and until their successors are duly elected.

2.	To approve our Amended and Restated 2015 Equity Incentive Plan to increase the aggregate number of common shares authorized for issuance thereunder by 4,000,000 common shares and make certain changes to share limits and share increase provisions.

3.	To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending March 31, 2018, to appoint Ernst & Young LLP as our auditor for statutory purposes under the Bermuda Companies Act 1981, as amended, for our fiscal year ending March 31, 2018 and to authorize the Board of Directors, through the Audit Committee, to set the remuneration for Ernst & Young LLP as our auditor for our fiscal year ending March 31, 2018.

4.	To conduct any other business properly brought before the Annual Meeting.

We will also lay before the Annual Meeting our audited financial statements as of and for our fiscal year ended March 31, 2017, pursuant to the provisions of the Bermuda Companies Act 1981, as amended, and our Bye-laws.

These items of business are more fully described in the Proxy Statement accompanying this Notice. The record date for the Annual Meeting is Friday, July 14, 2017. Only shareholders of record at the close of business on that date are entitled to notice of and may vote at the Annual Meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Shareholders’ Meeting to Be Held on
Friday, August 18, 2017 at 9:00 a.m. Local Time
at the Offices of Cooley (UK) LLP, Dashwood, 69 Old Broad Street, London, EC2M 1QS, United Kingdom.

The Proxy Statement and Annual Report to Shareholders are available at www.axovant.com/investors/proxy-materials.

By Order of the Board of Directors

David T. Hung, M.D.
Principal Executive Officer

London, United Kingdom

July 21, 2017

You are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting, please ensure your representation at the Annual Meeting by completing, signing and dating the enclosed proxy card and returning it in the accompanying postage-paid envelope. Even if you have voted by proxy, you may still vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder.

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Suite 1, 3rd Floor

11-12 St. James’s Square

London

SW1Y 4LB

United Kingdom

PROXY STATEMENT
FOR THE 2017 ANNUAL GENERAL MEETING OF SHAREHOLDERS

To Be Held On August 18, 2017

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why am I receiving these materials?

We have sent you these proxy materials because the Board of Directors, or the Board, of Axovant Sciences Ltd., or Axovant, is soliciting your proxy to vote at the 2017 Annual General Meeting of Shareholders, or the Annual Meeting, including at any adjournments or postponements of the Annual Meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

We intend to mail these proxy materials on or about July 21, 2017 to all shareholders of record entitled to vote at the Annual Meeting.

Where and when will the Annual Meeting be held?

The Annual Meeting will be held on Friday, August 18, 2017 at 9:00 a.m. local time at the Offices of Cooley (UK) LLP, Dashwood, 69 Old Broad Street, London, EC2M 1QS, United Kingdom. Directions to the Annual Meeting may be found by visiting https://www.cooley.com/about/offices/london. Information on how to vote in person at the Annual Meeting is discussed below.

Who can vote at the Annual Meeting?

Only shareholders of record at the close of business on Friday, July 14, 2017 will be entitled to vote at the Annual Meeting. On this record date, there were 107,487,925 common shares outstanding and entitled to vote.

Shareholder of Record: Common Shares Registered in Your Name

If, on Friday, July 14, 2017, your common shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are a shareholder of record. As a shareholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owner: Common Shares Registered in the Name of a Broker or Bank

If, on Friday, July 14, 2017, your common shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the shareholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are three matters scheduled for a vote:

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•	Election of the Board’s three nominees for director, David T. Hung, M.D., Atul Pande, M.D. and Vivek Ramaswamy, to serve as Class II Directors until our 2020 Annual General Meeting of Shareholders and until their successors are duly elected.

•	Approval of our Amended and Restated 2015 Equity Incentive Plan to increase the aggregate number of common shares authorized for issuance thereunder by 4,000,000 common shares and make certain changes to share limits and share increase provisions.

•	Ratification of the selection by the Audit Committee of the Board of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending March 31, 2018, the appointment of Ernst & Young LLP as our auditor for statutory purposes under the Bermuda Companies Act 1981, as amended, or the Companies Act, for our fiscal year ending March 31, 2018 and the authorization for the Board, through the Audit Committee, to set the remuneration for Ernst & Young LLP as our auditor for our fiscal year ending March 31, 2018.

In addition to the three matters scheduled for a vote, in accordance with the Companies Act and our Bye-law 78, our audited financial statements as of and for our fiscal year ended March 31, 2017 will be laid before the Annual Meeting. These financial statements were audited by Ernst & Young LLP. The Audit Committee of the Board has approved these financial statements. There is no requirement under Bermuda law that these statements be approved by shareholders and no such approval will be sought at the Annual Meeting. Copies of these proxy materials have been provided to Ernst & Young LLP, our auditor for our fiscal year ended March 31, 2017, as required by the Companies Act.

What if another matter is properly brought before the Annual Meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

You may vote “For” all three of the nominees to the Board, you may vote “Against” any nominee(s) you specify or you may abstain from voting. For the other matters to be voted on, you may vote “For” or “Against” or abstain from voting.

The procedures for voting are described below.

Shareholder of Record: Common Shares Registered in Your Name

If you are a shareholder of record, you may vote in person at the Annual Meeting, or you may vote by proxy using the enclosed proxy card. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person, even if you have already voted by proxy.

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

•	To vote using the enclosed proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the accompanying postage-paid envelope. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

Beneficial Owner: Common Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a voting instruction form with these proxy materials from that organization rather than from Axovant. Simply complete and mail the voting instruction form to ensure that your vote is counted. Alternatively, you may vote by telephone or over the internet as instructed by your broker or bank. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

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Will I be entitled to vote all of my shares at the Annual Meeting?

If your shares are treated as “Controlled Shares” (as described below) of any “United States Person” (as defined under section 957(c) of the Internal Revenue Code of 1986, as amended, or the Code) and such United States Person is treated as owning 9.5% or more of the voting power of all issued shares of Axovant (in the absence of the adjustments to voting rights provided in our Bye-laws and as described below) or otherwise treated as a “United States Shareholder” (as defined under section 951 of the Code) (such United States Person, other than a “9.5% Excluded U.S. Member” as defined in our Bye-laws, is referred to as a 9.5% U.S. Member), then the voting rights of your shares that are treated as Controlled Shares of such 9.5% U.S. Member will be reduced, in the aggregate with other Controlled Shares of such 9.5% U.S. Member, to the extent necessary for Controlled Shares of such 9.5% U.S. Member to constitute less than 9.5% of the voting power of all issued and outstanding shares, under a formula specified in our Bye-laws. The formula is applied repeatedly until there is no 9.5% U.S. Member.

In addition, the Board may limit a shareholder’s voting rights when it deems it appropriate to do so to (1) avoid the existence of any 9.5% U.S. Member; or (2) avoid adverse tax, legal or regulatory consequences to us, any of our subsidiaries or any direct or indirect shareholder or its affiliates. As provided in our Bye-laws, “Controlled Shares” of a United States Person refer to all shares that such United States Person is treated as owning directly, indirectly or constructively (within the meaning of section 958 of the Code). The amount of any reduction of votes that occurs by operation of the above limitations will generally be reallocated proportionately among our other shareholders whose shares are not Controlled Shares of a 9.5% U.S. Member so long as such reallocation does not cause any person to become a 9.5% U.S. Member. The applicability of the voting power reduction provisions to any particular shareholder depends on facts and circumstances that may be known only to the shareholder or related persons. Accordingly, we request that any holder of shares with reason to believe that it may be a 9.5% U.S. Member in the absence of the adjustments to voting rights provided in our Bye-laws, contact us promptly so that we may determine whether the voting power of such holder’s shares has been or should be reduced.

By submitting a proxy, a holder of shares will be deemed to have confirmed that, to its knowledge, it is not, and is not acting on behalf of, a 9.5% U.S. Member. The Board is empowered to require any shareholder to provide information as to that shareholder’s beneficial ownership of shares, the names of persons having beneficial ownership of the shareholder’s shares, relationships with other shareholders or any other facts the Board may consider relevant to the determination of the number of shares attributable to any person. The Board may disregard the votes attached to shares of any holder who fails to respond to such a request or who, in its judgment, submits incomplete or inaccurate information. The Board retains certain discretion to make such final adjustments that it considers fair and reasonable in all the circumstances as to the aggregate number of votes attaching to the shares of any shareholder to ensure that no person will be a 9.5% U.S. Member at any time.

How many votes do I have?

Except as just described, on each matter to be voted upon, you have one vote for each common share you owned as of the close of business on Friday, July 14, 2017.

What happens if I do not vote?

Shareholder of Record: Shares Registered in Your Name

If you are a shareholder of record and do not vote in person at the Annual Meeting or do not complete and deliver your proxy card, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the New York Stock Exchange, or the NYSE, deems the particular proposal to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of shareholders, such as mergers, shareholder proposals, elections of directors (even if not contested) and certain corporate governance proposals (even if management-supported). Accordingly, your broker or nominee may not vote your shares on Proposals 1 or 2 without your instructions, but may vote your shares on Proposal 3, even in the absence of your instruction.

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What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable:

•	“For” the election of all three nominees for director;

•	“For” the approval of our Amended and Restated 2015 Equity Incentive Plan to increase the aggregate number of common shares authorized for issuance thereunder by 4,000,000 common shares and make certain changes to share limits and share increase provisions; and

•	“For” the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm, appointment of Ernst & Young LLP as our auditor for our fiscal year ending March 31, 2018 and authorization for the Board, through the Audit Committee, to set the remuneration for Ernst & Young LLP.

If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the proxy card in each set of proxy materials to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Shareholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may send a timely written notice that you are revoking your proxy to Axovant Sciences Ltd., Attn: Corporate Secretary, at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda.

•	You may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

Your most current proxy card is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are shareholder proposals and director nominations due for next year’s Annual General Meeting of Shareholders?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by Friday, March 23, 2018 to Axovant Sciences Ltd., Attn: Corporate Secretary, at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda. If

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you wish to nominate an individual for election at, or bring business other than through a shareholder proposal before, the 2018 Annual General Meeting of Shareholders, you must deliver your notice to Axovant’s Corporate Secretary no earlier than April 20, 2018 and no later than May 20, 2018. Your notice to the Corporate Secretary must set forth the information specified in our Bye-laws. For more information, and for the detailed requirements, please refer to the Bye-laws filed as Exhibit 3.4 to our Registration Statement on Form S-1/A (File No. 333-204073), filed with the U.S. Securities and Exchange Commission, or the SEC, on June 1, 2015.

How are votes counted?

Votes will be counted in the first instance on a show of hands. If a poll is demanded, however, in accordance with the Bye-laws, every person present at the Annual Meeting will have one vote for each common share of which such person is the holder or for which such person holds a proxy. A poll vote will be taken by ballot if so demanded in accordance with our Bye-laws. With respect to Proposals 1 and 2, votes “For” and “Against” and abstentions and broker non-votes will be separately counted. With respect to Proposal 3, votes “For” and “Against” and abstentions will be separately counted.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed by the NYSE to be “non-routine” (e.g., election of directors), the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”

How many votes are needed to approve each proposal?

All proposals will be decided by the affirmative votes of a majority of the votes cast in accordance with our Bye-laws. Only votes “For” or “Against” will affect the outcome. Abstentions and broker non-votes are not considered to be votes cast and therefore will have no effect.

What is the quorum requirement?

A quorum of shareholders is necessary to hold a valid meeting. A quorum will be present if two or more persons are present at the start of the Annual Meeting and represent in person or by proxy in excess of 50% of our total issued voting shares. On the record date, there were 107,487,925 common shares outstanding and entitled to vote. Therefore, the holders of 53,743,963 common shares must be present in person or represented by proxy at the Annual Meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If, within half an hour from the time appointed for the Annual Meeting, a quorum is not present, then the meeting will stand adjourned to the same day one week later, at the same time and place or to such other day, time or place as the Corporate Secretary may determine. Unless the meeting is adjourned to a specific date, place and time announced at the Annual Meeting being adjourned, fresh notice of the date, place and time for the resumption of the adjourned meeting will be given to each shareholder entitled to attend and vote thereat in accordance with our Bye-laws.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a Current Report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we intend to file a Current Report on Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Current Report on Form 8-K to publish the final results.

What proxy materials are available on the internet?

The proxy statement, Annual Report on Form 10-K and annual report to shareholders are available at www.axovant.com/investors/proxy-materials.

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Proposal 1

Election Of Directors

The Board presently has eight members and is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. We have three Class II directors, whose terms of office expire in 2017; two Class III directors, whose terms of office expire in 2018; and three Class I directors, whose terms of office expire in 2019. Vacancies on the Board may be filled by the Board or by the shareholders in a general meeting. A director elected to fill a vacancy in a class, including vacancies created by an increase in the number of directors, will serve for the remainder of the full term of that class.

Each of the nominees listed below is a current director who was previously elected by our shareholders, other than David T. Hung, M.D. In April 2017, Dr. Hung was appointed to the Board in connection with his appointment to serve as our Principal Executive Officer. If elected at the Annual Meeting, each of these nominees would serve until the 2020 Annual General Meeting of Shareholders and until his successor has been duly elected, or, if sooner, until the director’s death, resignation or removal.

To be elected, a nominee must receive “For” votes representing a majority of the votes cast on that nominee’s election. As this is an uncontested election, any nominee who receives a greater number of votes “Against” than votes “For” such election will not be elected to the Board, and the position on the Board that would have been filled by that director nominee will become vacant.

Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by Axovant. Each person nominated for election has agreed to serve if elected. Axovant’s management has no reason to believe that any nominee will be unable to serve.

The following table identifies the nominees for election and the continuing members of the Board, as well as any position they hold at Axovant, any committee membership and their ages as of June 30, 2017:

Name	Age	Director Since	Position	Audit	Compensation	Nominating and Corporate Governance
Kathryn E. Falberg	56	2017	Director	✓
David T. Hung, M.D.	60	2017	Director and Principal Executive Officer
Patrick Machado	53	2017	Director		✓	✓
Berndt Modig	58	2015	Director	✓*	✓
Ilan Oren	33	2015	Director		✓*	✓
Atul Pande, M.D.	62	2015	Director		✓	✓*
Vivek Ramaswamy	31	2015	Director
W. Anthony Vernon	61	2017	Director	✓	✓

*	Chairperson.

Following is a brief biography of each nominee for election and each director whose term will continue after the Annual Meeting.

Nominees for Election for a Three-Year Term Expiring at the 2020 Annual General Meeting of Shareholders

David T. Hung, M.D.

Dr. Hung has served as a member of the Board, as our Principal Executive Officer and as the Chief Executive Officer of our wholly owned subsidiary, Axovant Sciences, Inc. since April 2017. Dr. Hung was a co-founder of Medivation, Inc., a biopharmaceutical company, and served as its President and Chief Executive Officer and as a member of its board of directors, from December 2004 until its acquisition by Pfizer Inc., a biopharmaceutical company, in September 2016. From 1998 until 2001, Dr. Hung was employed by ProDuct Health, Inc., a medical device company, as Chief Scientific Officer and then as

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President and Chief Executive Officer. Dr. Hung served as a consultant to Cytyc Corporation from 2001 until 2002 to assist with transitional matters related to Cytyc Corporation’s acquisition of ProDuct Health, Inc. Dr. Hung served as a director of Opexa Therapeutics, Inc., a biopharmaceutical company, from May 2006 to October 2011. Dr. Hung received his A.B. in Biology from Harvard College and his M.D. from the University of California, San Francisco, School of Medicine. We believe that Dr. Hung’s experience as Chief Executive Officer and director of Medivation, Inc. qualify him to serve on the Board.

Atul Pande, M.D.

Dr. Pande has served as a member of the Board since March 2015. Since February 2017, Dr. Pande has served as Chief Medical Officer of PureTech Health PLC, a biopharmaceutical company, since April 2014, Dr. Pande has served as President of Verity BioConsulting LLC, a drug development consulting firm, and since December 2014 has served as Chief Medical Officer of Tal Medical, Inc., a clinical-stage medical device company. From 2007 to April 2014, Dr. Pande was Senior Vice President and Senior Advisor, Pharmaceutical R&D at GlaxoSmithKline plc, a pharmaceutical company. He has also held senior roles at Pfizer Inc., Parke-Davis/Warner-Lambert, a subsidiary of Pfizer Inc. and Lilly Research Laboratories, a division of Eli Lilly & Co., each of which are pharmaceutical companies. Dr. Pande is also a non-executive board member of Autifony Therapeutics Limited, a biotechnology company, and Karuna Pharmaceuticals Inc., a pharmaceutical company, and serves on the Scientific Advisory Boards of Cennerv Pharma PTE LTD, a drug discovery and development company, and Centrexion Corporation, a company focused on advancing the treatment of chronic pain. Dr. Pande received his MBBS (Bachelor of Medicine, Bachelor of Surgery) from the University of Lucknow, India and completed his research fellowship training in psychiatry at the University of Michigan Medical School and his postgraduate specialty training and psychiatry residency program at Western University. We believe that Dr. Pande’s medical background and significant knowledge of the life sciences industry qualify him to serve on the Board.

Vivek Ramaswamy

Mr. Ramaswamy has served as a member of the Board since March 2015. From March 2015 to April 2017, Mr. Ramaswamy served as our Principal Executive Officer and as the Chief Executive Officer of our wholly owned subsidiary, Axovant Sciences, Inc. Mr. Ramaswamy is the founder, and currently serves as President and Chief Executive Officer, of Roivant Sciences, Inc., a drug development and commercialization company that is wholly owned by Roivant Sciences Ltd., our majority shareholder, a position he has held since May 2014. From August 2007 to May 2014, Mr. Ramaswamy was a member of the investment team at QVT Financial LP. In addition, in 2007, Mr. Ramaswamy co-founded and served as the President of Campus Venture Network, Inc., a technology company that was acquired in 2009. Mr. Ramaswamy currently serves as a director of Myovant Sciences Ltd., a biopharmaceutical company, and Roivant Sciences Ltd., as well as chairman of the board of directors of Arbutus Biopharma Corporation, a biopharmaceutical company. Mr. Ramaswamy received his A.B. in Biology from Harvard College and his J.D. from Yale Law School. We believe that Mr. Ramaswamy’s experience as Chief Executive Officer of Roivant Sciences, Inc. and Axovant Sciences, Inc. and as a director of public biopharmaceutical companies, as well as his experience as a life sciences investor, qualify him to serve on the Board.

The Board Of Directors Recommends
A Vote “For” Each Named Nominee.

Directors Continuing in Office Until the 2018 Annual General Meeting of Shareholders

Patrick Machado

Mr. Machado has served as a member of the Board since June 2017. Mr. Machado is a co-founder of Medivation, Inc., a biopharmaceutical company, and served on its board of directors from April 2014 to September 2016, when Medivation, Inc. was acquired by Pfizer Inc. Prior to his retirement in April 2014, Mr. Machado served as Medivation’s Chief Financial Officer since its inception in September 2003 and as its Chief Business Officer since December 2009. From 1998 until 2001, Mr. Machado was employed by ProDuct Health, Inc., a medical device company, as Vice President, Chief Financial Officer and General Counsel from 1998 to 2000, and as Senior Vice President and Chief Financial Officer from 2000 to 2001. From 2001 until 2002, Mr. Machado served as a consultant to Cytyc Corporation, a medical device company, to assist with transitional matters related to Cytyc Corporation’s acquisition of ProDuct Health, Inc. Mr. Machado currently serves as a director of Chimerix, Inc., SCYNEXIS, Inc., Inotek Pharmaceuticals Corporation, Adverum Biotechnologies, Inc., Armaron Bio Pty Ltd. and Roivant Sciences Ltd. all of which are biopharmaceutical companies. Mr. Machado received his B.A. in German and his B.S. in Economics from Santa Clara University and his J.D. from Harvard Law School. We believe that Mr. Machado’s expertise and deep experience in business development and the pharmaceutical industry qualify him to serve on the Board.

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Berndt Modig

Mr. Modig has served as a member of the Board since March 2015. Since March 2016, Mr. Modig has served as Chief Executive Officer of Pharvaris B.V., a pre-clinical stage biotechnology company focusing on rare diseases. He served as Chief Financial Officer of Prosensa Holding N.V., a pharmaceutical company, from March 2010 until its acquisition by BioMarin Pharmaceutical Inc. in January 2015. From October 2003 to November 2008, Mr. Modig was Chief Financial Officer at Jerini AG, a pharmaceutical company, where he directed private financing rounds, its initial public offering in 2005, and its acquisition by Shire plc in 2008. Before that, Mr. Modig served as Chief Financial Officer at Surplex AG, a reseller of used industrial equipment, from 2001 to 2003, and as Finance Director Europe of U.S.-based Hayward Industrial Products Inc., a thermoplastic valve manufacturer, from 1999 to 2001. In previous positions, Mr. Modig was a partner in the Brussels-based private equity firm Agra Industria from 1994 to 1999 and a Senior Manager in the Financial Services Industry Group of Price Waterhouse LLP in New York from 1991 to 1994. Mr. Modig currently serves as a director and member of the audit committee of Affimed N.V. and as a director and the chair of the audit committee of Auris Medical Holding AG, both pharmaceutical companies. He also serves on the supervisory board of Kiadis Pharma N.V., a biopharmaceutical company. He previously served as a director of Mobile Loyalty plc, an online and mobile advertising service provider. Mr. Modig received his bachelor’s degree in business administration, economics and German from the University of Lund, Sweden and his M.B.A. from INSEAD, Fontainebleau, France and is a Certified Public Accountant (inactive). We believe that Mr. Modig’s extensive international experience in finance and operations, private equity, and mergers and acquisitions qualifies him to serve on the Board.

Directors Continuing in Office Until the 2019 Annual General Meeting of Shareholders

Kathryn E. Falberg

Ms. Falberg has been a member of the Board since April 2017. Previously, Ms. Falberg served as Executive Vice President and Chief Financial Officer of Jazz Pharmaceuticals plc, a multi-national specialty biopharmaceutical company, from March 2012 to March 2014 after serving as Senior Vice President and Chief Financial Officer since December 2009. Her responsibilities at Jazz Pharmaceuticals plc included strategy, corporate development, corporate communications and information technology. From 2001 through 2009, Ms. Falberg served as a corporate director and audit committee chair for several companies. From 1995 to 2001, Ms. Falberg was with Amgen Inc., a biotechnology company, where she served as Senior Vice President, Finance and Strategy and Chief Financial Officer and prior to that as Vice President, Corporate Controller and Chief Accounting Officer, and Vice President, Treasurer. Ms. Falberg also serves as a director of the biopharmaceutical companies Aimmune Therapeutics, Inc. and Urogen Pharma Ltd., and The Trade Desk, Inc., a technology company. Previously, Ms. Falberg served on the boards of directors of Medivation, Inc., Halozyme Therapeutics, Inc., aTyr Pharma, Inc. and BioMarin Pharmaceutical Inc., each of which are pharmaceutical companies. Ms. Falberg received her B.A. in Economics and her M.B.A. in Finance from the University of California, Los Angeles and is a Certified Public Accountant (inactive). We believe that Ms. Falberg’s extensive leadership and board experience in the biopharmaceutical industry qualify her to serve on the Board.

Ilan Oren

Mr. Oren has served as a member of the Board since March 2015. Since September 2011, Mr. Oren has served as Vice President, Business Development at Dexcel Pharma Technologies Ltd., an international pharmaceutical company involved in the development, manufacture and commercialization of pharmaceuticals. Mr. Oren currently serves as a director of Roivant Sciences Ltd. and he previously served as a director of Cynapsus Therapeutics Inc., a specialty pharmaceutical company, until its acquisition in 2016. Mr. Oren received his B.A. in Economics from Harvard College. We believe that Mr. Oren’s extensive leadership experience and knowledge of the life sciences industry qualify him to serve on the Board.

W. Anthony Vernon

Mr. Vernon has been a member of the Board since April 2017. Mr. Vernon served as senior advisor to Kraft Foods Group, Inc., a food and beverage company, from January 2015 through May 2015, and Chief Executive Officer for Kraft Foods Group, Inc. from October 2012 to December 2014. Mr. Vernon previously served as Executive Vice President and President at Kraft Foods of North America from 2009 to October 2012. From 2006 to 2009, Mr. Vernon was the Healthcare Industry Partner at Ripplewood Holdings, Inc., a private equity firm. Mr. Vernon previously led a number of Johnson & Johnson’s largest franchises during a 23-year career at Johnson & Johnson, a company engaged in the research and development, manufacture and sale of products in the healthcare field. From 2004 until 2005, Mr. Vernon was employed as Company Group Chairman of Depuy Inc., an orthopedics company, which is a subsidiary of Johnson & Johnson. From 2001 until 2004, Mr. Vernon served as President and Chief Executive Officer of Centocor, Inc., a biomedicines company, which is a division of Johnson & Johnson.

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He has also served as President of McNeil Consumer Products and Nutritionals, Worldwide President of The Johnson & Johnson-Merck Joint Venture and as a member of Johnson & Johnson’s Group Operating Committees for Consumer Healthcare and Nutritionals, Biopharmaceuticals, and Medical Devices and Diagnostics. Mr. Vernon serves as a director of NovoCure Ltd., a medical device company, Intersect ENT, Inc., a medical device company, and McCormick & Company, a company that manufactures, markets and distributes spices, seasoning mixes and condiments, and formerly served as a director of Medivation, Inc., Kraft Foods Group, Inc. and The White Wave Foods Company, a food and beverage company. Mr. Vernon received his B.A. from Lawrence University and his M.B.A. from the Northwestern University Kellogg Graduate School of Management. We believe that Mr. Vernon’s experience as Chief Executive Officer of Kraft Foods Group, Inc. and his extensive experience as a life sciences investor, qualify him to serve on the Board.

Information Regarding the Board of Directors and Corporate Governance

Independence of the Board of Directors

We are a “controlled company” within the meaning of applicable NYSE listing rules and, as a result, are exempt from the NYSE corporate governance requirements that a majority of the Board be “independent,” and that our Nominating and Corporate Governance Committee and Compensation Committee consist solely of independent directors. Notwithstanding the fact that we may rely on these exemptions, the Board has undertaken a review of the independence of its directors and director nominees. The Board consults with our counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of the NYSE, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and Axovant, our senior management and our independent auditors, the Board has affirmatively determined that the following four directors are independent directors within the meaning of the applicable NYSE listing rules: Ms. Falberg, Mr. Modig, Dr. Pande and Mr. Vernon. In making this determination, the Board found that none of these directors had a material or other disqualifying relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. The Board has determined that Messrs. Machado, Oren and Ramaswamy, by virtue of their positions as directors of Roivant Sciences Ltd., and, in the case of Dr. Hung, by virtue of his position as our Principal Executive Officer, are not independent under applicable SEC and NYSE listing rules.

Board Leadership Structure

The Board does not currently have a Chairperson. In the event that the Board were to appoint a Chairperson, our corporate governance guidelines provide that the same person may serve as both our Principal Executive Officer and Chairperson of the Board. In the event such person does serve in such a dual capacity, if the Chairperson is not otherwise an independent director or if a Chairperson is not designated, the Board may designate one of the independent directors as the lead independent director for Board leadership purposes. At the present time, the Board believes that the current Board members, together with our management, possess the requisite leadership and industry skills, expertise and experiences to effectively oversee our business and affairs. Moreover, the Board prefers to retain the flexibility to select the appropriate leadership structure based upon the existence of various conditions, including, but not limited to, business, financial or other market conditions, affecting us at any given time. Notwithstanding the foregoing, the non-management directors of the Board regularly participate in executive sessions outside of the presence of any management directors or other members of our management.

Role of the Board in Risk Oversight

One of the Board’s key functions is informed oversight of our risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, the Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for us. The Audit Committee of the Board has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee of the Board also monitors compliance with legal and regulatory requirements and is responsible for oversight of the performance of our internal audit function. The Nominating and Corporate Governance Committee of the Board monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. The Compensation Committee of the Board assesses and monitors whether any of our compensation policies and programs have the potential to encourage excessive risk-taking. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible.

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Meetings of The Board of Directors; Attendance at Annual Meeting of Shareholders

The Board met four times during our fiscal year ended March 31, 2017. The Audit Committee met 10 times; the Compensation Committee met seven times; and the Nominating and Corporate Governance Committee met four times during our fiscal year ended March 31, 2017. Each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he or she served that were held during the portion of the last fiscal year for which he or she was a director or committee member.

As required under applicable NYSE listing rules, in our fiscal year ended March 31, 2017, our non-management directors met in regularly scheduled executive sessions at which only non-management directors were present. Mr. Oren typically presided over the executive sessions.

Our policy is that directors are invited to attend the Annual General Meetings of Shareholders. Two members of the Board attended our 2016 Annual General Meeting of Shareholders.

Information Regarding Committees of the Board of Directors

The Board has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Below is a description of each of these committees. Each committee has the authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. Copies of the written charters of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, each as adopted by the Board, are available on our website at http://investors.axovant.com/investors/corporate-governance.

The Board has determined that each member of each committee, other than Messrs. Oren and Machado, meets the applicable NYSE rules and regulations regarding “independence” and each such member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to Axovant.

Audit Committee

The Audit Committee of the Board was established by the Board in accordance with Section 3(a)(58)(A) of the Exchange Act to oversee our corporate accounting and financial reporting processes and audits of our financial statements. The Board reviews the NYSE listing standards definition of independence for Audit Committee members on an annual basis and has determined that each of Mr. Modig, Ms. Falberg and Mr. Vernon satisfies the independence requirements under applicable NYSE listing rules and Rule 10A-3 of the Exchange Act.

The Board has also determined that Mr. Modig, Ms. Falberg and Mr. Vernon each qualifies as an “audit committee financial expert,” as defined in applicable SEC rules and regulations. The Board made a qualitative assessment of Mr. Modig’s level of knowledge and experience based on a number of factors, including his formal education and experience as a chief financial officer at public reporting companies. In addition to our Audit Committee, Mr. Modig also serves on the audit committees of two other public companies, Auris Medical Holding AG and Affimed N.V. The Board has determined that this simultaneous service does not impair Mr. Modig’s ability to effectively serve on our Audit Committee. Likewise, the Board made a qualitative assessment of Ms. Falberg’s level of knowledge and experience based on a number of factors, including her formal education and experience as chief financial officer of public reporting biotechnology companies. In addition to our Audit Committee, Ms. Falberg also serves on the audit committees of two other public biopharmaceutical companies, Aimmune Therapeutics, Inc. and Urogen Pharma Ltd. The Board has determined that this simultaneous service does not impair Ms. Falberg’s ability to effectively serve on our Audit Committee. Finally, the Board also made a qualitative assessment of Mr. Vernon’s level of knowledge and experience based on a number of factors, including his formal education and experience as chief executive officer of a public company and a partner of a private equity firm.

The principal duties and responsibilities of the Audit Committee include:

•	recommending and retaining an independent registered public accounting firm to serve as our independent auditors, for purposes of the Companies Act, overseeing our independent auditors’ work and determining our independent auditors’ compensation;

•	evaluating the performance of and assessing the qualifications of our independent auditors;

•	approving in advance all audit services and non-audit services to be provided to us by our independent auditors;

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•	monitoring the rotation of partners of the independent auditors on our audit engagement team as required by law;

•	assessing and taking other appropriate action to oversee the independence of our independent auditors;

•	reviewing the financial statements proposed to be included in our Annual Report on Form 10-K to be filed with the SEC and recommending to the Board whether such financial statements should be so included;

•	reviewing and discussing with management and our independent auditors the results of the annual audit and the independent auditor’s review of our quarterly financial statements, including, as appropriate, a review of our disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our periodic reports filed with the SEC;

•	reviewing and discussing with management and our independent auditors, as appropriate, our guidelines and policies with respect to risk assessment and management, including risks related to our accounting matters, financial reporting and legal and regulatory compliance; and reviewing and discussing with management, as appropriate, insurance programs;

•	conferring with management and our independent auditors, as appropriate, regarding the scope, adequacy and effectiveness of our internal control over financial reporting;

•	coordinating the Board’s oversight of the performance of our internal audit function;

•	reviewing and approving or rejecting transactions between us and any related persons; and

•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls, auditing or compliance matters and the confidential and anonymous submission by our employees of concerns regarding questionable accounting or auditing matters.

Report of the Audit Committee of the Board of Directors*

The Audit Committee has reviewed and discussed the audited financial statements for our fiscal year ended March 31, 2017 with our management. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board, or the PCAOB. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for our fiscal year ended March 31, 2017.

Mr. Berndt Modig
Ms. Kathryn Falberg

Mr. W. Anthony Vernon

*	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

The Compensation Committee is composed of Messrs. Oren, Machado, Modig and Vernon and Dr. Pande. The Board has determined that Messrs. Modig and Vernon and Dr. Pande are “independent,” as independence is currently defined in applicable NYSE listing rules, and that all members of the Compensation Committee are “non-employee directors,” as defined in Rule 16b-3 under the Exchange Act, and “outside directors,” as defined in Section 162(m) of the Code.

The Compensation Committee of the Board acts on behalf of the Board to, among other things, oversee our compensation strategy, policies, plans and programs and to review and determine the compensation to be paid to our executive officers. In general, the Compensation Committee of the Board performs the same policy- and compensation-setting functions for our

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subsidiaries and their executive officers as it does for us, and references herein to our personnel, policies, plans and programs include those of our subsidiaries as well. The principal duties and responsibilities of the Compensation Committee include:

•	reviewing, modifying and approving our overall compensation strategy and policies, including: (1) reviewing and approving corporate goals and objectives relevant to the compensation of our executive officers and other senior management, as appropriate; (2) evaluating and approving, or recommending to the Board for approval, compensation plans and programs advisable for us, including modifications and terminations to those plans and programs; (3) establishing policies with respect to equity compensation arrangements; (4) assessing the adequacy and competitiveness of our executive compensation programs among comparable companies in our industry; and (5) reviewing and approving the terms of any employment agreements, severance arrangements, change-of-control protections and any other compensatory arrangement for our executive officers and other senior management, as appropriate;

•	establishing and approving individual and corporate goals and objectives of our Principal Executive Officer and our other executive officers and senior management and evaluating performance of the Principal Executive Officer and our other executive officers and senior management, as appropriate, in light of these stated objectives;

•	reviewing and approving the type and amount of compensation to be paid or awarded to Board members; and

•	adopting, amending, administering, and terminating our equity compensation plans, pension and profit sharing plans, bonus plans, deferred compensation plans and similar programs.

Compensation Committee Processes and Procedures

The Compensation Committee meets at least once annually and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chairperson of the Compensation Committee, in consultation with the Vice President of Human Resources and legal counsel. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information, to provide advice or to otherwise participate in Compensation Committee meetings. The Principal Executive Officer may not participate in, or be present during, the voting or deliberations of the Compensation Committee regarding his compensation. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of Axovant.

In addition, under the charter, the Compensation Committee has the authority to obtain, at our expense, advice and assistance from internal or external legal, accounting or other advisors and consultants that any member of the Compensation Committee deems necessary or appropriate in the discharge of his or her responsibilities. If the Compensation Committee chooses to retain or obtain the advice of a compensation consultant, independent legal counsel, or other advisor, it has the direct responsibility for the appointment, compensation and oversight of the work of such party, and we will provide for appropriate funding, as determined by the Compensation Committee, for the payment to such party. In addition, the Compensation Committee has the sole authority to retain and terminate any compensation consultant to assist in its evaluation of executive and director compensation, including the sole authority to approve the consultant’s reasonable fees and other retention terms, all at our expense. Under the charter, the Compensation Committee may select a compensation consultant, legal counsel or other advisor (other than in-house legal counsel and certain other types of advisors) only after taking into consideration all factors relevant to that party’s independence from management, including the six factors prescribed by the SEC and NYSE; however, there is no requirement that any advisor be independent.

During the past fiscal year, after taking into consideration the six factors prescribed by the SEC and NYSE, the Compensation Committee engaged Radford, a national compensation consulting firm, to provide executive compensation advisory services based, in part, on its reputation and extensive experience in the industry. The Compensation Committee determined that Radford was independent from management and had no conflicts of interest in connection with the advisory services to be provided. Specifically, the Compensation Committee requested that Radford develop a comparative group of companies and perform analyses of competitive performance and compensation levels for that group. Radford also conducted individual interviews with members of the Compensation Committee and senior management to learn more about our business operations and strategy, key performance metrics and strategic goals, as well as the labor markets in which we compete. Radford ultimately developed recommendations that were presented to the Compensation Committee for its consideration. Following an active dialogue with Radford, the Compensation Committee approved the recommendations.

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The Compensation Committee generally makes adjustments to annual compensation, determines bonuses and equity awards and establishes new performance objectives at one or more meetings held during the first quarter of the year. However, the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of our compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year.

Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Principal Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by the Principal Executive Officer. The evaluation of the performance of the Principal Executive Officer is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted. For all executives and directors, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director share ownership information, company share performance data, analyses of historical executive compensation levels and current company-wide compensation levels and recommendations of the Compensation Committee’s compensation consultant, including analyses of executive and director compensation paid at other companies identified by the consultant.

Compensation Committee Interlocks and Insider Participation

During our fiscal year ended March 31, 2017, the Compensation Committee was comprised of Messrs. Oren and Modig and Dr. Pande. No member of the Compensation Committee is an officer or employee of Axovant, and none of our executive officers serve as a director or member of a compensation committee of any entity that has one or more executive officers serving as a member of the Board or Compensation Committee.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is composed of Dr. Pande and Messrs. Machado and Oren. The Board has determined that Dr. Pande is “independent,” as independence is currently defined in applicable NYSE listing rules.

The principal duties and responsibilities of the Nominating and Corporate Governance Committee include:

•	identifying, reviewing and evaluating candidates to serve as directors, consistent with criteria approved by the Board;

•	reviewing, evaluating and considering the recommendation for nomination of incumbent directors for re-election to the Board;

•	reviewing, discussing and assessing the performance of the Board, including Board committees, such assessment to include evaluation of the Board’s contribution as a whole and effectiveness in serving the best interests of Axovant and its shareholders, specific areas in which the Board and/or management believe contributions could be improved, overall Board composition and makeup, including the reelection of current Board members, and the independence of directors;

•	overseeing the Board’s committee structure and operations, evaluating the performance of the members of the committees of the Board, reviewing the composition of such committees, and recommending to the Board the membership of each such committee;

•	reviewing, discussing and assessing our corporate governance principles;

•	reviewing our policy statements to determine adherence to our Code of Business Ethics and Conduct; and

•	overseeing and reviewing the processes and procedures we use to provide accurate, relevant and appropriately detailed information to the Board and its committees on a timely basis.

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient

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time to devote to the affairs of Axovant, demonstrated excellence in his or her field, having the ability to exercise sound business judgment, diversity and having the commitment to rigorously represent the long-term interests of our shareholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, our operating requirements and the long-term interests of our shareholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity, age, skills and such other factors as it deems appropriate, given the current needs of the Board and Axovant, to maintain a balance of knowledge, experience and capability.

In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to us during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. The Nominating and Corporate Governance Committee also takes into account the results of the Board’s self-evaluation, conducted annually on a group and individual basis.

In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for NYSE purposes, which determination is based upon applicable NYSE listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.

The Nominating and Corporate Governance Committee will consider director candidates recommended by shareholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a shareholder. Shareholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: Axovant Sciences Ltd., Attn: Corporate Secretary, at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda, at least 90 days, but not more than 120 days, prior to the anniversary date of the mailing of our proxy statement for the last Annual General Meeting of Shareholders. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating shareholder is a beneficial or record holder of our common shares and has been a holder for at least one year. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

Shareholder Communications with the Board of Directors

The Board has adopted a formal process by which shareholders may communicate with the Board or any of its directors. Shareholders who wish to communicate with the Board or an individual director may do so by sending written communications to the Board or such director at Axovant Sciences Ltd., Attn: Corporate Secretary, at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda. The Corporate Secretary will forward each communication to the Legal Department of Axovant Sciences, Inc., and the communication will be further forwarded to the Board or individual directors to whom the communication is addressed unless the communication contains advertisements or solicitations or is unduly hostile, threatening or similarly inappropriate, in which case the communication will be discarded.

In addition to shareholder communications with directors, any interested person may communicate directly with the presiding director of the Board’s executive sessions or the independent or non-management directors as a group. Persons interested in communicating directly with the independent or non-management directors regarding their concerns or issues may do so by addressing correspondence to a particular director, or to the independent or non-management directors generally, in care of Axovant Sciences Ltd., Attn: Corporate Secretary, at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda. If no particular director is named, letters will be forwarded, depending upon the subject matter, to the Chairperson of the Audit, Compensation, or Nominating and Corporate Governance Committee.

Code of Business Ethics and Conduct

The Board has adopted a Code of Business Ethics and Conduct, or Code of Conduct, that applies to all of our directors, officers, employees, consultants and independent contractors. The Code of Conduct is available on our website at

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http://investors.axovant.com/investors/corporate-governance. If we make any substantive amendments to the Code of Conduct or grant any waiver from a provision of the Code of Conduct to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website or otherwise as required by applicable law and NYSE listing requirements.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines to establish the authority and practices to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our shareholders. The Corporate Governance Guidelines set forth the practices that the Board intends to follow with respect to a number of areas, including its composition and selection, role, meetings, committees, access to management and use of outside advisors, Principal Executive Officer evaluation and succession planning, and board assessment and compensation. The Corporate Governance Guidelines may be viewed at http://investors.axovant.com/investors/corporate-governance.

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PROPOSAL 2

APPROVAL OF AMENDED AND RESTATED 2015 EQUITY INCENTIVE PLAN

Overview

In March 2015, the Board and our shareholders adopted our 2015 Equity Incentive Plan and in May 2015, the Board and the shareholders approved an amendment to our 2015 Equity Incentive Plan to increase the aggregate number of common shares authorized for issuance thereunder by 2,000,000 to an aggregate of 9,500,000. We refer to the amended 2015 Equity Incentive Plan as the Plan. Pursuant to the terms of the Plan, an additional 3,000,000 common shares and 3,966,000 common shares were authorized for issuance under the Plan, effective April 1, 2016 and April 1, 2017, respectively.

In this Proposal 2, we are requesting that our shareholders approve Axovant’s Amended and Restated 2015 Equity Incentive Plan, or the Amended Plan, to: (1) increase the aggregate number of common shares authorized for issuance thereunder by 4,000,000 to an aggregate of 20,466,000 common shares; (2) for purposes of Section 162(m) of the Internal Revenue Code, as amended, or the Code (as further described under “Performance-Based Compensation” below), increase the per-employee limit on (a) the number of shares subject to appreciation-only equity awards that may be granted to any employee under the Plan during any specified period from 2,000,000 to 7,000,000 common shares, (b) the number of shares subject to performance-based stock awards that may be granted to any employee under the Plan during any specified period from 2,000,000 to 7,000,000 common shares, and (c) the amount of cash subject to performance-based cash awards that may be granted to any employee under the Plan during any specified period from $1,000,000 to $7,000,000; and (3) adjust the automatic annual share reserve increase from 4% of the total number of shares of capital stock outstanding on March 31 of the preceding calendar year to 4% of the total number of shares of capital stock outstanding on March 31 of the preceding fiscal year.

Our management, Board and Compensation Committee believe that equity awards are a key aspect of our ability to attract and retain qualified personnel in the face of intense competition for experienced drug developers and other personnel among many biopharmaceutical and health care companies. The Board, upon the recommendation of the Compensation Committee, has approved Axovant’s Amended Plan. If the shareholders do not approve Proposal 2, as a consequence, the Plan will remain in effect, but our ability to grant equity awards at competitive levels will be seriously diminished, and we believe that it will negatively affect our ability to recruit and retain highly qualified personnel and our ability to manage future growth. Without the approval of Proposal 2, management expects that the current common shares available for grant under the Plan will not be sufficient to maintain our equity award practices for new employees or for promotions or merit awards for current employees.

As of June 30, 2017, a total of 107,473,925 common shares were outstanding and there were 1,623,630 shares available for grant under the Plan. As of June 30, 2017, stock options to purchase approximately 14,271,950 shares were outstanding and no awards other than stock options were outstanding. As of June 30, 2017, the last reported sale price of our common shares as reported on the NYSE was $23.19 per share, the weighted-average exercise price of all stock options outstanding was $13.04, and the weighted-average remaining term of such stock options was 9.03 years. Axovant recognizes that equity compensation awards dilute stockholder equity and must be used judiciously. Since April 1, 2016, our average burn rate (total shares used for equity compensation awards each year divided by weighted average outstanding shares for the year) was 2.7%. Axovant’s dilution level or “overhang” (shares subject to equity compensation awards outstanding at fiscal year-end or available to be used for equity compensation, divided by fully diluted shares outstanding) at March 31, 2017, the end of fiscal year 2016, was 11.6%.

Performance-Based Compensation

The Plan provides for performance-based awards that are intended to satisfy the requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code. The Board believes that it is in the best interests of Axovant and our stockholders to maintain a plan under which performance-based stock and cash compensation awards made to certain executive officers may be deducted by Axovant for federal income tax purposes.

Section 162(m) disallows a U.S. tax deduction to any publicly held corporation and its affiliates for certain compensation paid to any “covered employee” (the chief executive officer and the next three most highly compensated officers other than the chief financial officer) to the extent that the compensation paid to the covered employee for the taxable year exceeds $1,000,000. However, certain kinds of compensation, including qualified “performance-based compensation,” are not subject to this deduction limitation. In order for compensation awarded under a plan to qualify as “performance-based compensation” under Section 162(m), among other requirements, the following terms and conditions must be disclosed to and approved by the stockholders before the compensation is paid: (1) a description of the employees eligible to receive such awards; (2) a

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description of the business criteria upon which the performance goals for performance-based awards may be based; and (3) a per-employee limit on the number of shares subject to performance-based stock awards and the amount of cash subject to performance-based cash awards that may be granted or paid to any employee under the plan during any specified period. Our shareholders previously approved the Plan, as described above, including the terms and conditions necessary for us to grant awards under the Plan that may qualify as “performance-based compensation” under Section 162(m). Approval of the Amended Plan will also constitute approval of terms and conditions set forth in the Amended Plan that will permit us to grant awards under the Amended Plan that may qualify as “performance-based” compensation within the meaning of Section 162(m). However, in certain circumstances, we may determine to grant compensation to covered employees that is not intended to qualify as “performance-based compensation” for purposes of Section 162(m). Moreover, even if we grant compensation that is intended to qualify as “performance-based compensation” for purposes of Section 162(m), we cannot guarantee that such compensation ultimately will be deductible by us.

Description of Amended Plan

The material features of the Amended Plan are outlined below. This summary is qualified in its entirety by reference to the complete text of the Amended Plan. Stockholders are encouraged to read the actual text of the Amended Plan, which is appended to this proxy statement as Appendix A and may be accessed from the SEC’s website at www.sec.gov.

Authorized Shares

The maximum number of common shares that may be issued under the Amended Plan is 20,466,000 common shares. The number of common shares reserved for issuance under the Amended Plan will automatically increase on April 1 of each year, from April 1, 2018 continuing through April 1, 2025, by 4% of the total number of our common shares outstanding on March 31 of the preceding fiscal year, or a lesser number of shares as may be determined by the Board. The maximum number of shares that may be issued pursuant to the exercise of incentive options under the Amended Plan is 47,500,000.

Shares issued under the Amended Plan may be authorized but unissued or reacquired common shares. Shares subject to stock awards granted under the Amended Plan that expire or terminate without being exercised in full, or that are paid out in cash rather than in shares, will not reduce the number of shares available for issuance under the Amended Plan. Additionally, shares issued pursuant to stock awards under the Amended Plan that we repurchase or that are forfeited, as well as shares reacquired by us as consideration for the exercise or purchase price of a stock award or to satisfy tax withholding obligations related to a stock award, will become available for future grant under the Amended Plan.

Eligibility

Our 95 employees, seven non-employee directors and approximately 50 consultants as of June 30, 2017 are eligible to participate in the Amended Plan. Only employees may be granted incentive stock options.

Administration

The Board, or a duly authorized committee thereof, will have the authority to administer the Amended Plan. The Board will delegate its authority to administer the Amended Plan to our Compensation Committee under the terms of the Compensation Committee’s charter. The Board may also delegate to one or more of our officers the authority to (1) designate employees other than officers to receive specified stock awards and (2) determine the number of our common shares to be subject to such stock awards. Subject to the terms of the Amended Plan, the administrator has the authority to determine the terms of awards, including recipients, the exercise price or strike price of stock awards, if any, the number of shares subject to each stock award, the fair market value of a common share, the vesting schedule applicable to the awards, together with any vesting acceleration, the form of consideration, if any, payable upon exercise or settlement of the stock award and the terms and conditions of the award agreements for use under the Amended Plan. The administrator may be referred to in this summary as the Board or the Plan Administrator.

The Plan Administrator has the power to modify outstanding awards under our Amended Plan. Subject to the terms of the Amended Plan, the Plan Administrator has the authority to reprice any outstanding option or stock appreciation right, cancel and re-grant any outstanding option or stock appreciation right in exchange for new stock awards, cash or other consideration, or take any other action that is treated as a repricing under generally accepted accounting principles, with the consent of any adversely affected participant.

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Section 162(m) Limits

At such time as necessary for compliance with Section 162(m) of the Code, no participant may be granted stock awards covering more than 7,000,000 common shares under the Amended Plan during any calendar year pursuant to options, stock appreciation rights and other stock awards whose value is determined by reference to an increase over an exercise price or strike price of at least 100% of the fair market value of our common shares on the date of grant. Additionally, no participant may be granted in a calendar year a performance stock award covering more than 7,000,000 common shares or a performance cash award having a maximum value in excess of $7,000,000 under the Amended Plan. These limitations enable us to grant awards that will be exempt from the $1.0 million limitation on the income tax deductibility of compensation paid per covered executive officer imposed by Section 162(m) of the Code.

Stock Options

Stock options may be granted under the Amended Plan pursuant to stock option agreements. The Amended Plan permits the grant of stock options that are intended to qualify as incentive stock options, or ISOs, and nonstatutory stock options, or NSOs.

The exercise price of a stock option granted under the Amended Plan may not be less than 100% of the fair market value of the common stock subject to the stock option on the date of grant and, in some cases (see “Limitations on Incentive Stock Options” below), may not be less than 110% of such fair market value.

The term of stock options granted under the Amended Plan may not exceed ten years and, in some cases (see “Limitations on Incentive Stock Options” below), may not exceed five years. Acceptable forms of consideration for the purchase of our common stock pursuant to the exercise of a stock option under the Amended Plan will be determined by the Plan Administrator and may include payment: (1) by cash, check, bank draft or money order payable to us; (2) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board; (3) by delivery to us of shares of our common stock (either by actual delivery or attestation); (4) by a net exercise arrangement (for NSOs only); or (5) in other legal consideration approved by the Plan Administrator.

Stock options granted under the Amended Plan may become exercisable in cumulative increments, or “vest,” as determined by the Plan Administrator at the rate specified in the stock option agreement. Shares covered by different stock options granted under the Amended Plan may be subject to different vesting schedules as the Plan Administrator may determine.

The Plan Administrator may impose limitations on the transferability of stock options granted under the Amended Plan in its discretion. Generally, a participant may not transfer a stock option granted under the Amended Plan other than by will or the laws of descent and distribution or, subject to approval by the Plan Administrator, pursuant to a domestic relations order or an official marital settlement agreement. However, the Plan Administrator may permit transfer of a stock option in a manner that is not prohibited by applicable tax and securities laws. In addition, subject to approval by the Plan Administrator, a participant may designate a beneficiary who may exercise the stock option following the participant’s death.

Limitations on Incentive Stock Options

The aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to ISOs that are exercisable for the first time by a participant during any calendar year under all of our stock plans may not exceed $100,000. The stock options or portions of stock options that exceed this limit or otherwise fail to qualify as ISOs are treated as NSOs. No ISO may be granted to any person who, at the time of grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any affiliate unless the following conditions are satisfied:

•	the exercise price of the ISO must be at least 110% of the fair market value of the common stock subject to the ISO on the date of grant; and

•	the term of the ISO must not exceed five years from the date of grant.

Stock Appreciation Rights

Stock appreciation rights may be granted under the Amended Plan pursuant to stock appreciation right agreements. Each stock appreciation right is denominated in common stock share equivalents. The strike price of each stock appreciation right will be determined by the Plan Administrator, but will in no event be less than 100% of the fair market value of the common stock subject to the stock appreciation right on the date of grant. The Plan Administrator may also impose restrictions or conditions

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upon the vesting of stock appreciation rights that it deems appropriate. The appreciation distribution payable upon exercise of a stock appreciation right may be paid in shares of our common stock, in cash, in a combination of cash and stock, or in any other form of consideration determined by the Plan Administrator and set forth in the stock appreciation right agreement. Stock appreciation rights will be subject to the same conditions upon termination of continuous service and restrictions on transfer as stock options under the Amended Plan.

Restricted Stock Awards

Restricted stock awards may be granted under the Amended Plan pursuant to restricted stock award agreements. A restricted stock award may be granted in consideration for cash, check, bank draft or money order payable to us, the participant’s services performed for us or any of our affiliates, or any other form of legal consideration acceptable to the Plan Administrator. Shares of our common stock acquired under a restricted stock award may be subject to forfeiture to or repurchase by us in accordance with a vesting schedule to be determined by the Plan Administrator. Rights to acquire shares of our common stock under a restricted stock award may be transferred only upon such terms and conditions as are set forth in the restricted stock award agreement. A restricted stock award agreement may provide that any dividends paid on restricted stock will be subject to the same vesting conditions as apply to the shares subject to the restricted stock award. Upon a participant’s termination of continuous service for any reason, any shares subject to restricted stock awards held by the participant that have not vested as of such termination date may be forfeited to or repurchased by us.

Restricted Stock Unit Awards

Restricted stock unit awards may be granted under the Amended Plan pursuant to restricted stock unit award agreements. Payment of any purchase price may be made in any form of legal consideration acceptable to the Plan Administrator. A restricted stock unit award may be settled by the delivery of shares of our common stock, in cash, in a combination of cash and stock, or in any other form of consideration determined by the Plan Administrator and set forth in the restricted stock unit award agreement. Restricted stock unit awards may be subject to vesting in accordance with a vesting schedule to be determined by the Plan Administrator. Dividend equivalents may be credited in respect of shares of our common stock covered by a restricted stock unit award, provided that any additional shares credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying restricted stock unit award. Except as otherwise provided in a participant’s restricted stock unit award agreement or other written agreement with us or one of our affiliates, restricted stock units that have not vested will be forfeited upon the participant’s termination of continuous service for any reason.

Performance Awards

The Amended Plan allows us to grant performance stock and cash awards, including such awards that may qualify as performance-based compensation that is not subject to the $1.0 million limitation on the income tax deductibility of compensation paid per covered employee imposed by Section 162(m) of the Code.

A performance stock award is a stock award that is payable (including that may be granted, may vest, or may be exercised) contingent upon the attainment of pre-determined performance goals during a performance period. A performance stock award may require the completion of a specified period of continuous service. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be determined by our Compensation Committee, except that the Plan Administrator also may make any such determinations to the extent that the award is not intended to qualify as performance-based compensation under Section 162(m) of the Code. In addition, to the extent permitted by applicable law and the performance stock award agreement, the Plan Administrator may determine that cash may be used in payment of performance stock awards.

A performance cash award is a cash award that is payable contingent upon the attainment of pre-determined performance goals during a performance period. A performance cash award may require the completion of a specified period of continuous service. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be determined by our Compensation Committee, except that the Plan Administrator also may make any such determinations to the extent that the award is not intended to qualify as performance-based compensation under Section 162(m) of the Code. The Plan Administrator may specify the form of payment of performance cash awards, which may be cash or other property, or may provide for a participant to have the option for his or her performance cash award to be paid in cash or other property.

In granting a performance stock or cash award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, our Compensation Committee will set a period of time, or a performance period, over which the attainment of one or more goals, or performance goals, will be measured. Within the time period prescribed by Section 162(m) of the Code (no

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later than the earlier of the 90th day of a performance period and the date on which 25% of the performance period has elapsed, and in any event at a time when the achievement of the performance goals remains substantially uncertain), our Compensation Committee will establish the performance goals, based upon one or more criteria, or performance criteria, enumerated in the Amended Plan and described below. As soon as administratively practicable following the end of the performance period, our Compensation Committee will certify in writing whether the performance goals have been satisfied.

Performance goals under the Amended Plan will be based on any one or more of the following performance criteria: (1) earnings (including earnings per share and net earnings); (2) earnings before interest, taxes and depreciation; (3) earnings before interest, taxes, depreciation and amortization; (4) earnings before interest, taxes, depreciation, amortization and legal settlements; (5) earnings before interest, taxes, depreciation, amortization, legal settlements and other income (expense); (6) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense) and stock-based compensation; (7) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense), stock-based compensation and changes in deferred revenue; (8) total stockholder return; (9) return on equity or average stockholder’s equity; (10) return on assets, investment, or capital employed; (11) stock price; (12) margin (including gross margin); (13) income (before or after taxes); (14) operating income; (15) operating income after taxes; (16) pre-tax profit; (17) operating cash flow; (18) sales or revenue targets; (19) increases in revenue or product revenue; (20) expenses and cost reduction goals; (21) improvement in or attainment of working capital levels; (22) economic value added (or an equivalent metric); (23) market share; (24) cash flow; (25) cash flow per share; (26) share price performance; (27) debt reduction; (28) implementation or completion of projects or processes; (29) employee retention; (30) stockholders’ equity; (31) capital expenditures; (32) debt levels; (33) operating profit or net operating profit; (34) workforce diversity; (35) growth of net income or operating income; (36) billings; (37) bookings; (38) initiation or completion of phases of clinical trials and/or studies by specified dates; (39) patient enrollment rates, (40) budget management; (41) regulatory body and/or pricing approval with respect to products, studies and/or trials; (42) commercial launch of products; (43) progress of partnered programs; (44) strategic partnerships or transactions; and (45) to the extent that an Award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Plan Administrator.

Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the Plan Administrator (A) in the Award Agreement at the time the Award is granted or (B) in such other document setting forth the Performance Goals at the time the Performance Goals are established, the Plan Administrator will appropriately make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and the award of bonuses under the Company’s bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to expensed under generally accepted accounting principles; (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles; (12) to exclude the effect of any other unusual, non-recurring gain or loss or other extraordinary item; (13) to exclude the effects of the timing of acceptance for review and/or approval of submissions to the Food and Drug Administration or any other regulatory body and (14) to exclude the effects of entering into or achieving milestones involved in licensing, collaboration, or other business development transactions. In addition, the Plan Administrator retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for such Performance Period. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement or the written terms of a Performance Cash Award. In addition, our Compensation Committee (or, to the extent that an award is not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Plan Administrator) retains the discretion to reduce or eliminate the compensation or economic benefit due upon the attainment of any performance goals and to define the manner of calculating the performance criteria it selects to use for a performance period.

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Other Stock Awards

Other forms of stock awards valued in whole or in part by reference to, or otherwise based on, our common stock may be granted either alone or in addition to other stock awards under the Amended Plan. The Plan Administrator will have sole and complete authority to determine the persons to whom and the time or times at which such other stock awards will be granted, the number of shares of our common stock to be granted and all other terms and conditions of such other stock awards.

Changes to Capital Structure

In the event there is a specified type of change in our capital structure, such as a split, reverse split or recapitalization, appropriate adjustments will be made to (1) the class and maximum number of shares reserved for issuance under our Amended Plan, (2) the class and maximum number of shares by which the share reserve may increase automatically each year, (3) the class and maximum number of shares that may be issued upon the exercise of incentive stock options, (4) the class and maximum number of shares subject to stock awards that can be granted to any person in a calendar year (as established under the Amended Plan pursuant to Section 162(m) of the Code), and (5) the class and number of shares and exercise price, strike price or purchase price, if applicable, of all outstanding stock awards.

Corporate Transactions

The Amended Plan provides that in the event of a specified corporate transaction as defined in the Amended Plan, the administrator will determine how to treat each outstanding stock award. The administrator may:

•	arrange for the assumption, continuation or substitution of a stock award by a successor corporation;

•	arrange for the assignment of any reacquisition or repurchase rights held by us to a successor corporation;

•	accelerate the vesting of the stock award and provide for its termination prior to the effective time of the corporate transaction;

•	arrange for the lapse, in whole or in part, of any reacquisition or repurchase right held by us;

•	cancel the stock award prior to the transaction in exchange for a cash payment, which may be reduced by the exercise price payable in connection with the stock award; or

•	make a payment, in such form as determined by the administrator, equal to the excess, if any, of the value of the property that would have been received if such award was exercised immediately prior to the effective time of the corporate transaction over any exercise price payable.

The administrator is not obligated to treat all stock awards or portions of stock awards, even those that are of the same type, in the same manner. The administrator may take different actions with respect to the vested and unvested portions of a stock award.

Change in Control

The administrator may provide, in an individual award agreement or in any other written agreement between us and the participant, that the stock award will be subject to additional acceleration of vesting and exercisability in the event of a change in control, as defined in the Amended Plan. In the absence of such a provision, no such acceleration of the stock award will occur.

Plan Amendment or Termination

The Board has the authority to amend, suspend, or terminate the Amended Plan, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent. No incentive options may be granted after the tenth anniversary of the date the Board adopted the Amended Plan.

U.S. Federal Income Tax Consequences

The following is a summary of the principal United States federal income tax consequences to participants and us with respect to participation in the Amended Plan. This summary is not intended to be exhaustive and does not discuss the income tax laws

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of any local, state or foreign jurisdiction in which a participant may reside. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult the participant’s tax adviser regarding the federal, state, local and other tax consequences of the grant or exercise of an award or the disposition of stock acquired the Amended Plan. The Amended Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income as well as the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of our tax reporting obligations.

Nonstatutory Stock Options

Generally, there is no taxation upon the grant of an NSO if the stock option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. Upon exercise, a participant will recognize ordinary income equal to the excess, if any, of the fair market value of the underlying stock on the date of exercise of the stock option over the exercise price. If the participant is employed by us or one of our affiliates, that income will be subject to withholding taxes. The participant’s tax basis in those shares will be equal to their fair market value on the date of exercise of the stock option, and the participant’s capital gain holding period for those shares will begin on that date.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant.

Incentive Stock Options

The Amended Plan provides for the grant of stock options that are intended to qualify as “incentive stock options,” as defined in Section 422 of the Code. Under the Code, a participant generally is not subject to ordinary income tax upon the grant or exercise of an ISO. If the participant holds a share received upon exercise of an ISO for more than two years from the date the stock option was granted and more than one year from the date the stock option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the participant’s tax basis in that share will be long-term capital gain or loss.

If, however, a participant disposes of a share acquired upon exercise of an ISO before the end of the required holding period, which is referred to as a disqualifying disposition, the participant generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date of exercise of the stock option over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the stock option, the amount of ordinary income recognized by the participant will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the stock option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired upon exercise of an ISO exceeds the exercise price of the stock option generally will be an adjustment included in the participant’s alternative minimum taxable income for the year in which the stock option is exercised. If, however, there is a disqualifying disposition of the share in the year in which the stock option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. In computing alternative minimum taxable income, the tax basis of a share acquired upon exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the stock option is exercised.

We are not allowed a tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired upon exercise of an ISO after the required holding period. If there is a disqualifying disposition of a share, however, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant, subject to the requirement of reasonableness and the provisions of Section 162(m) of the Code, and provided that either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

Restricted Stock Awards

Generally, the recipient of a restricted stock award will recognize ordinary income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in

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order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days following his or her receipt of the stock award, to recognize ordinary income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient for the stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock award will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted stock award.

Restricted Stock Unit Awards

Generally, the recipient of a restricted stock unit award structured to comply with the requirements of Section 409A of the Code or an exception to Section 409A of the Code will recognize ordinary income at the time the stock is delivered equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. To comply with the requirements of Section 409A of the Code, the stock subject to a restricted stock unit award may generally only be delivered upon one of the following events: a fixed calendar date (or dates), separation from service, death, disability or a change in control. If delivery occurs on another date, unless the restricted stock unit award otherwise complies with or qualifies for an exception to the requirements of Section 409A of the Code (including delivery upon achievement of a performance goal), in addition to the tax treatment described above, the recipient will owe an additional 20% federal tax and interest on any taxes owed.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock unit award will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted stock unit award.

Stock Appreciation Rights

Generally, if a stock appreciation right is granted with an exercise price equal to the fair market value of the underlying stock on the grant date, the recipient will recognize ordinary income equal to the fair market value of the stock or cash received upon such exercise. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.

Equity Compensation Plan Benefits

The following table shows, for each of our named executive officers and the various groups indicated, the number of stock options underlying shares of our common stock that have been granted (even if not currently outstanding) under the Plan since its approval by the stockholders in March 2015 and through June 30, 2017.

Plan Category	Common Shares Subject to Grant (#)
Vivek Ramaswamy, director nominee	357,000
Gregory M. Weinhoff, M.D.	829,096
Lawrence T. Friedhoff, M.D., Ph.D.	600,000
All current executive officers as a group	7,381,496
All current non-executive directors as a group	805,000
All current employees as a group (including all current non-executive directors)	13,372,893
David T. Hung, M.D., director nominee	4,000,000
Atul Pande, M.D., director nominee	149,000

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Equity Compensation Plan Information

The following table shows information regarding our equity compensation plan as of March 31, 2017:

Plan Category	Common Shares to be issued upon exercise of outstanding options and rights (#) (a)	Weighted-average exercise price of outstanding options and rights ($) (b)		Common Shares available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#) (c)
Equity compensation plans approved by shareholders	7,840,034	$7.49	(1)	4,646,047	(2)
Equity compensation plans not approved by shareholders	—	—		—
Total	7,840,034	$7.49		4,646,047

(1)	Represents the weighted-average exercise price of outstanding stock options only.

(2)	In addition, pursuant to the terms of our 2015 Equity Incentive Plan, an additional 3,966,000 common shares were added to the number of available shares effective April 1, 2017.

The Board of Directors Recommends
A Vote In Favor of Proposal 2.

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PROPOSAL 3

Ratification of Selection of Independent Registered Public Accounting Firm, Appointment of Auditor for Statutory Purposes and Authorization for the Board to Set Auditor Remuneration

On June 1, 2017, the Audit Committee of the Board selected Ernst & Young LLP to serve as our independent registered public accounting firm for our fiscal year ending March 31, 2018. The Audit Committee is submitting the selection of our independent registered public accounting firm for ratification by the shareholders at the Annual Meeting. In addition, under Bermuda law, our shareholders have the right to appoint our auditor. Therefore, we are also submitting for approval at the Annual Meeting the appointment of Ernst & Young LLP as our auditor for statutory purposes under the Companies Act until the close of the next Annual Meeting, and authorization for the Board, acting through the Audit Committee, to determine the remuneration of Ernst & Young LLP in that capacity.

Change in Independent Registered Public Accounting Firm

In June 2016, the Audit Committee approved the engagement of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ended March 31, 2017, and approved the dismissal of PricewaterhouseCoopers LLP as our independent registered public accounting firm. PricewaterhouseCoopers LLP had served as our independent registered public accounting firm since our inception. On July 6, 2016, we filed a Current Report on Form 8-K disclosing this change.

PricewaterhouseCoopers LLP’s report on our consolidated financial statements as of and for the fiscal year ended March 31, 2016 did not contain any adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. During our fiscal year ended March 31, 2016, and the subsequent interim period through June 30, 2016, there were: (1) no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between us and PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused PricewaterhouseCoopers LLP to make reference to the subject matter of such disagreements in their report for such period; (2) no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K); and (3) neither we nor anyone on our behalf, consulted Ernst & Young LLP regarding either: (A) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to us nor oral advice was provided that Ernst & Young LLP concluded was an important factor considered by the us in reaching a decision as to any accounting, auditing or financial reporting issue; or (B) any matter that was either the subject of a disagreement (within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (within the meaning of Item 304(a)(1)(v) of Regulation S-K).

Independent Registered Public Accounting Firm Fees and Services

The following tables present aggregate fees billed by Ernst & Young LLP and by PricewaterhouseCoopers LLP to us for our fiscal years ended March 31, 2017 and 2016.

Ernst & Young LLP

	Fiscal Year Ended March 31, 2017	Fiscal Year Ended March 31, 2016
Audit Fees(1)	$456,500	$—
Audit Related Fees	—	—
Tax Fees(2)	—	—
All Other Fees	2,000	—
Total Fees	$458,500	$—

(1)	Includes fees for the audit of our annual consolidated financial statements, including audited consolidated financial statements presented included in our Annual Report on Form 10-K, review of the unaudited consolidated financial statements included in our Quarterly Reports on Form 10-Q, and for services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements, including issuance of consents.

(2)	Includes fees for professional services for international tax compliance, supporting other tax-related regulatory requirements primarily in the transfer pricing area, and international tax consulting and planning services.

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PricewaterhouseCoopers LLP

	Fiscal Year Ended March 31, 2017	Fiscal Year Ended March 31, 2016
Audit Fees(1)	$—	$560,000
Audit Related Fees	—	—
Tax Fees(2)	—	273,550
All Other Fees	—	—
Total Fees	$—	$833,550

(1)	Includes fees for the audit of our annual consolidated financial statements, including audited consolidated financial statements presented included in our Annual Report on Form 10-K, review of the unaudited consolidated financial statements included in our Quarterly Reports on Form 10-Q, and for services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements, including issuance of consents. For our fiscal year ended March 31, 2016, “Audit Fees” includes $100,000 for services rendered by PricewaterhouseCoopers LLP in connection with our Form S-1 related to our initial public offering.

(2)	Includes fees for professional services for international tax compliance, supporting other tax-related regulatory requirements primarily in the transfer pricing area, and international tax consulting and planning services.

All fees described above were pre-approved by the Audit Committee.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual, explicit, case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

Vote Required

The affirmative vote of the holders of a majority of our common shares present in person or represented by proxy and voting on the matter at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm, appoint Ernst & Young LLP as our auditor for statutory purposes for our fiscal year ending March 31, 2018 and authorize the Board, through the Audit Committee, to set the remuneration for Ernst & Young LLP. Abstentions will not affect the outcome of the vote on this proposal.

If the shareholders do not approve the appointment of Ernst & Young LLP and the Audit Committee’s authority to set Ernst & Young LLP’s remuneration, the Audit Committee will consider the appointment of another auditor to be approved by the shareholders.

We expect that representatives of Ernst & Young LLP will be present by telephone at the Annual Meeting. They will have an opportunity to make a statement if so desired and will be available to respond to appropriate questions.

The Board of Directors Recommends
A Vote In Favor of Proposal 3.

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Executive Officers

The following table sets forth information concerning our executive officers, including their ages, as of June 30, 2017:

Name	Age	Position(1)
David T. Hung, M.D.	60	Principal Executive Officer; Chief Executive Officer of Axovant Sciences, Inc.
Gregory M. Weinhoff, M.D.	46	Principal Financial Officer; Chief Financial Officer of Axovant Sciences, Inc.
Marion McCourt	57	Principal Operating Officer; Chief Operating Officer and President of Axovant Sciences, Inc.
Lawrence T. Friedhoff, M.D., Ph.D.	68	Chief Development Officer of Axovant Sciences, Inc.
Mark Altmeyer(2)	56	Chief Commercial Officer and President of Axovant Sciences GmbH
Stephen Mohr	57	General Counsel of Axovant Sciences, Inc.

(1)	Unless otherwise indicated, all executive officers are employees of Axovant Sciences, Inc., our wholly owned subsidiary.

(2)	Employee of Axovant Sciences GmbH, our wholly owned subsidiary and principal operating company.

Following is a brief biography of each of our executive officers who are not also directors. A biography of Dr. Hung is set forth above under “Proposal 1, Election of Directors.”

Gregory M. Weinhoff, M.D.

Dr. Weinhoff has served as our Principal Financial Officer and the Chief Financial Officer of Axovant Sciences, Inc. since August 2015. Dr. Weinhoff was employed by Collinson Howe Venture Partners, an investment advisory firm, from 2001 until August 2015 and during that time served as a Member of the General Partners of various CHL Medical Partners affiliated venture capital funds. From 2000 to 2001, he was a senior associate at J. H. Whitney & Co., a private equity firm, where he concentrated on private equity investments in healthcare technology and services companies. Prior to his graduate training, Dr. Weinhoff was a financial analyst in the Healthcare Corporate Finance Group at Morgan Stanley & Co., an investment bank. Dr. Weinhoff received his A.B. in economics from Harvard College, his M.D. from Harvard Medical School and his M.B.A. from Harvard Business School.

Marion McCourt

Ms. McCourt has served as our Principal Operating Officer and the Chief Operating Officer and President of Axovant Sciences, Inc. since April 2017. Ms. McCourt previously served as chief operating officer of Medivation, Inc. from February 2016 until its acquisition by Pfizer Inc. in September 2016. Previously, Ms. McCourt worked at Amgen Inc., a biotechnology company, where she most recently served as a Vice President in U.S. Commercial Operations from February 2014 to January 2016. From May 2013 to January 2014, Ms. McCourt served as Vice President and General Manager at Amgen where she was responsible for the bone health and primary care business unit. From 2012 to 2013, she was Chief Operating Officer for AstraZeneca U.S., a division of AstraZeneca plc, a biotechnology company. Her responsibilities included oversight and leadership of all U.S. commercial functions, including medical affairs, business development, finance, human resources, legal, operations, and corporate affairs. During her 12-year tenure at AstraZeneca plc, Ms. McCourt was President and Chief Executive Officer of AstraZeneca Canada Inc. from 2011 to 2012 and also held the following roles at AstraZeneca Pharmaceuticals LP, a subsidiary of AstraZenaca plc: Vice President U.S. Business Development, Strategy & Launch; Vice President of Business Units; and Vice President Managed Markets, Government & Policy. She is currently a member of the boards of CytomX Therapeutics, Inc., a biopharmaceutical company, and SCYNEXIS, Inc. Ms. McCourt’s non-profit board memberships include Girls on the Run International and MicroClinic2020. Ms. McCourt received her B.S. in Biology from Lafayette College.

Lawrence T. Friedhoff, M.D., Ph.D.

Dr. Friedhoff has served as the Chief Development Officer of Axovant Sciences, Inc. since March 2015. Since May 2014, Dr. Friedhoff has served as Senior Vice President, Research and Development of Roivant Sciences, Inc. From 2003 to 2014,

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Dr. Friedhoff served as Chief Executive Officer and President of Pharmaceutical Special Projects Group, LLC, a drug development consulting company where he provided drug development consulting services to international pharmaceutical companies. As part of his work for the Pharmaceutical Special Projects Group, Dr. Friedhoff served as Chief Clinical Officer of Mitotech S.A., a Pharmaceutical Special Projects Group client, from March 2014 to February 2015. From 2007 to 2014, Dr. Friedhoff served as Chief Executive Officer of Senex Biotechnology, Inc., a drug discovery and development company and continues to serve as a member of the board of directors. From 1998 to 2003, Dr. Friedhoff served as Executive Vice President, Research and Development of Andrx Corporation, a brand and generic pharmaceutical company, leading its Branded Drug Development efforts. From 1988 to 1998, Dr. Friedhoff worked for subsidiaries of Eisai, Co. Ltd., ultimately serving as Executive Vice President, Research and Development of Eisai, Inc., a subsidiary of Eisai Co. Ltd., where he led the drug development team for Aricept, a branded drug used to treat Alzheimer’s disease. Prior to Eisai, Dr. Friedhoff worked for ER Squibb, Inc. (eventually Bristol-Myers Squibb Company), a biopharmaceutical company, including as a Clinical Pharmacology Director. Dr. Friedhoff received his B.S. in Chemistry from New York University, his M.D. from the New York University School of Medicine and his Ph.D. in Chemistry from Columbia University Graduate School.

Mark Altmeyer

Mr. Altmeyer has served as the President and Chief Commercial Officer of Axovant Sciences GmbH since October 2016 and he previously served as the President and Chief Commercial Officer of Axovant Sciences, Inc. from March 2015 to October 2016. From February 2009 to December 2014, Mr. Altmeyer served as Chief Executive Officer and President of Otsuka America Pharmaceutical, Inc., a pharmaceutical company. Prior to his time at Otsuka, Mr. Altmeyer served in a number of executive leadership roles at Bristol-Myers Squibb Company, including Senior Vice President, Global Commercialization from 2006 to 2008 and Senior Vice President, Neuroscience Business Unit from 2002 to 2005 during the approval and launch of Abilify, a branded drug used to treat multiple psychiatric conditions, including schizophrenia, depression and bipolar disorder. Mr. Altmeyer currently serves as a member of the board of directors of Myovant Sciences Ltd. He also serves on the non-profit board of Contact of Mercer County. Mr. Altmeyer received his B.A. in economics from Middlebury College and his M.B.A. from Harvard Business School.

Stephen Mohr

Mr. Mohr has served as the General Counsel of Axovant Sciences, Inc. since May 2017. From August 2016 to May 2017, he worked as a consultant specializing in legal and compliance matters affecting the pharmaceutical industry. From July 2004 to July 2016, he served in a number of senior roles at AstraZeneca U.S., including U.S. General Counsel and Deputy General Counsel, North America and Global Compliance Officer. Prior to that, he held roles of increasing responsibility during a 14-year career at Bristol-Myers Squibb Company, including Vice President and Senior Counsel, U.S. Medicines. Earlier in his career, he specialized in litigation matters at the law firms Weiss Dawid Fross Zelnick & Lehrman, PC (now Fross Zelnick Lehrman & Zissu) and Rivkin Leff Sherman & Radler (now Rivkin Radler LLP). Mr. Mohr received his B.A. in music from Yale University and his J.D. from the University of Virginia School of Law.

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Security Ownership of
Certain Beneficial Owners and Management

The following table sets forth certain information regarding the ownership of our common shares as of June 30, 2017 by:

•	all those known by us to be beneficial owners of more than five percent of our common shares;

•	each of the executive officers named in the Summary Compensation Table;

•	each of our directors; and

•	all of our executive officers and directors of as a group.

This table is based upon information supplied by officers, directors and principal shareholders and filings with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the shareholders named in this table has sole voting and dispositive power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 107,473,925 shares outstanding on June 30, 2017, adjusted as required by rules promulgated by the SEC. Except as set forth below, the principal business address of each such person or entity is c/o Axovant Sciences Ltd., Suite 1, 3rd Floor, 11-12 St. James’s Square, London, SW1Y 4LB, United Kingdom.

Beneficial Owner	Number of Shares Beneficially Owned	Percent of Shares Beneficially Owned
5% Shareholders:
Roivant Sciences Ltd.(1)	75,000,000	69.8%
Named Executive Officers and Directors:
Vivek Ramaswamy(2)	357,000	*
Gregory M. Weinhoff, M.D.(2)	829,096	*
Lawrence T. Friedhoff, M.D., Ph.D.(2)	600,000	*
David T. Hung, M.D.(3)	4,539,375	4.1
Kathryn E. Falberg(4)	123,937	*
Patrick Machado(1)(5)	75,000,000	69.8
Berndt Modig(2)	159,000	*
Ilan Oren	—	—
Atul Pande, M.D. (2)	149,000	*
W. Anthony Vernon(4)	123,937	*
All executive officers and directors as a group (13 persons)(6)	83,836,045	72.5%

*	Represents beneficial ownership of less than one percent.

(1)	As reported in Schedules 13D filed with the SEC on October 19, 2016 and June 14, 2017, Roivant Sciences Ltd. (“RSL”) directly owns and has voting and dispositive power over 75,000,000 common shares. Dispositive decisions of RSL require approval by a majority of the directors of RSL, including (a) at least two independent directors (as defined in RSL’s internal governance documents) or (b) if there is only one independent director, that sole independent director. Patrick Machado and Andrew Lo are each currently serving as independent directors of RSL and therefore may each be deemed to share dispositive power over, and to be an indirect beneficial owner of, our common shares directly beneficially owned by RSL. Vivek Ramaswamy, a member of the Board, is also a director of RSL but does not have voting or dispositive power over the shares held of record by RSL. In addition, RSL’s internal governance documents provide that three principal shareholders of RSL, Dexxon, Viking and QVT (each as defined below), voting unanimously, have the right to override certain decisions of the board of directors of RSL, including with respect to dispositions of our common shares. Accordingly, Dexxon Holdings Limited (“Dexxon”), Viking Global Investors LP, Viking Global Performance LLC, Viking Global Equities LP, Viking Global Equities II LP, VGE III Portfolio Ltd., Viking Long Fund GP LLC, Viking Long Fund Master Ltd., Viking Global Opportunities GP LLC, Viking Global Opportunities Portfolio GP LLC, Viking Global Opportunities Illiquid Investments Sub-Master LP, O. Andreas Halvorsen, Rose S. Shabet and David C. Ott (collectively, “Viking”) and QVT Financial LP, QVT Financial GP LLC, QVT Associates GP LLC and QVT Fund V LP (collectively, “QVT”) may each be deemed to have shared dispositive power, and therefore, beneficial ownership, over our common shares owned directly by RSL. The principal business address of RSL is Suite 1, 3rd Floor, 11-12 St. James’s Square, London, SW1Y 4LB, United Kingdom.

(2)	Represents common shares issuable pursuant to immediately exercisable option(s).

(3)	Includes 539,375 common shares and 4,000,000 common shares issuable pursuant to an immediately exercisable option.

(4)	Includes 53,937 common shares and 70,000 common shares issuable pursuant to an immediately exercisable option.

(5)	Mr. Machado was appointed as a member of the Board, effective June 15, 2017, and was granted an option to purchase 70,000 common shares on July 17, 2017, in accordance with our option grant policy. This option is immediately exercisable.

(6)	Includes 75,649,549 common shares and 8,186,496 common shares issuable pursuant to immediately exercisable options.

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Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common shares and other equity securities of Axovant. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during our fiscal year ended March 31, 2017, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with.

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Executive Compensation

Summary Compensation Table for Fiscal Year Ended March 31, 2017

The following table sets forth, for our fiscal years ended March 31, 2017 and 2016, which we refer to as our 2016 and 2015 fiscal year, respectively, compensation awarded or paid to, or earned by, our Principal Executive Officer and our two other most highly compensated executive officers as of March 31, 2017, who are referred to herein as our named executive officers.

Name and Principal Position	Fiscal Year	Salary	Option Awards(1)	Non-Equity Incentive Plan Compensation	Other(2)	Total
Vivek Ramaswamy	2016	$360,500	$3,228,308	$200,528	$41,312	$3,830,648
Principal Executive Officer(3)	2015	350,000	—	175,000	37,698,156	38,223,156

Gregory M. Weinhoff, M.D.	2016	360,500	1,808,576	200,528	—	2,369,604
Principal Financial Officer	2015	225,481	5,000,000	112,740	—	5,338,221

Lawrence T. Friedhoff, M.D., Ph.D.	2016	360,500	1,582,504	200,528	7,712,301	9,855,833
Chief Development Officer of Axovant Sciences, Inc.	2015	297,917	—	148,958	12,216,100	12,662,975

(1)	Amounts reported in this column do not reflect the amounts actually received by our named executive officers. Instead, these amounts reflect the aggregate grant date fair value of each stock option granted to the named executive officers during the indicated fiscal year, as computed in accordance with FASB ASC 718. Assumptions used in the calculation of these amounts are included in the notes to our consolidated financial statements included in our Annual Report on Form 10-K for our fiscal year ended March 31, 2017. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Our named executive officers will only realize compensation to the extent the trading price of our common shares is greater than the exercise price of such stock options.

(2)	Amounts in this column reflect expenses incurred related to services provided to us by Mr. Ramaswamy and Dr. Friedhoff, each of whom was employed by Roivant Sciences, Inc. during the periods presented. With respect to Mr. Ramaswamy, $36.7 million for our fiscal year 2016 was share-based compensation expense and $41,312 and $1.0 million for our fiscal years 2016 and 2015, respectively, were incurred pursuant to a compensation arrangement provided to Mr. Ramaswamy through Roivant Sciences Ltd. With respect to Dr. Friedhoff, $7.7 million and $12.1 million for our fiscal years 2016 and 2015, respectively, were share-based compensation expense and $40,401 and $102,658 for our fiscal years 2016 and 2015, respectively, were incurred pursuant to the intercompany services agreement described below under “Transactions with Related Persons—Certain Related-Person Transactions—Services Agreements with Roivant Sciences, Inc. and Roivant Sciences GmbH.” In each case, the share-based compensation expense was incurred as a result of equity awards made to Mr. Ramaswamy and Dr. Friedhoff, as applicable, by affiliates of Roivant Sciences Ltd. Roivant Sciences Ltd. allocated share-based compensation expense to us based upon the relative percentage of time utilized by Roivant Sciences, Inc. employees on our matters.

(3)	In April 2017, in connection with the appointment of Dr. Hung as our Principal Executive Officer and Chief Executive Officer of Axovant Sciences, Inc., Mr. Ramaswamy resigned as our Principal Executive Officer and Chief Executive Officer of Axovant Sciences, Inc.

Narrative to Summary Compensation Table

We review compensation annually for all employees, including our named executive officers. In setting executive base salaries and bonuses and granting equity incentive awards, we consider compensation for comparable positions in the market, the historical compensation levels of our executives, individual performance as compared to our expectations and objectives, our desire to motivate our employees to achieve short- and long-term results that are in the best interests of our stockholders and a long-term commitment to Axovant. We do not target a specific competitive position or a specific mix of compensation among base salary, bonus or long-term incentives.

The Compensation Committee of the Board has historically determined compensation for our named executive officers. The Compensation Committee typically reviews and discusses management’s proposed compensation with the Principal Executive Officer for all named executive officers other than the Principal Executive Officer. Based on those discussions and its discretion, the Compensation Committee then recommends the compensation for each named executive officer. The Compensation Committee, without members of management present, discusses and ultimately approves the compensation of our named executive officers. For our fiscal years ended March 31, 2017 and 2016, the Compensation Committee retained Radford, a compensation consulting firm, to evaluate and make recommendations with respect to our executive compensation program.

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Annual Cash Bonus

We seek to motivate and reward our executives for achievements relative to our corporate goals and expectations for each fiscal year. The target cash bonus is 50% of each named executive officer’s base salary, subject to the achievement of individual performance criteria to be determined by the Board or the Compensation Committee, as well as overall company performance criteria. These actual bonus amounts are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above.

For our fiscal year ended March 31, 2017, bonuses were awarded based on our achievement of specified corporate goals, including the clinical development of intepirdine and nelotanserin, finance goals, as well as individual goals specific to each named executive officer. For each named executive officer, the bonuses were weighted 75% based on the achievement of the corporate goals and 25% based on the achievement of individual objectives established for each officer at the beginning of our fiscal year. In April 2017, the Compensation Committee awarded each named executive officer 111.25% of his target bonus for the year ended March 31, 2017, based on each named executive officer’s achievement of corporate goals at the 105% level and individual goals at the 130% level.

For the year ended March 31, 2016, bonuses were awarded based on our achievement of specified corporate goals, including the clinical development of intepirdine and nelotanserin, as well as personal goals specific to each named executive officer. For each named executive officer, the bonuses were weighted 75% based on the achievement of the corporate goals and 25% based on the achievement of individual objectives established for each officer at the beginning of the fiscal year or, in the case of Dr. Weinhoff, at the commencement of his employment. Based on the level of achievement, in April 2016 the Compensation Committee awarded each named executive officer 100% of his target bonus for the year ended March 31, 2016.

Outstanding Equity Awards as of March 31, 2017

The following table shows certain information regarding outstanding equity awards held by our named executive officers as of March 31, 2017. There were no stock awards outstanding at March 31, 2017, and all awards were granted under our 2015 Equity Incentive Plan.

Name	Number of Securities Underlying Unexercised Options Exercisable(1)	Number of Securities Underlying Unexercised Options Unexercisable(2)(3)	Option Exercise Price	Option Expiration Date

Vivek Ramaswamy	—	357,000	$13.00	4/28/2026
Gregory M. Weinhoff, M.D.	170,286	283,810	16.49	9/14/2025
	—	200,000	13.00	4/28/2026
Lawrence T. Friedhoff, M.D., Ph.D.	112,502	112,498	0.90	3/17/2025
	—	175,000	13.00	4/28/2026

(1)	Because all options granted to the named executive officers are exercisable immediately subject to a repurchase right in our favor which lapses as the option vests, this column reflects the number of options held by the named executive officers that were exercisable and vested as of March 31, 2017.

(2)	Because options granted to the named executive officers are exercisable immediately subject to a repurchase right in our favor which lapses as the option vests, this column reflects the number of options held by the named executive officers that were exercisable and unvested as of March 31, 2017.

(3)	Each of these options vests as to 25% of the underlying common shares one year from the date of grant, with the remaining common shares vesting in 12 equal quarterly installments thereafter, provided the named executive officer has provided continuous service to us through each such date. All common shares underlying each of these options will become fully vested upon a change in control, as that term is defined in our 2015 Equity Incentive Plan.

Employment, Severance and Change in Control Arrangements

2016 Named Executive Officers

During our fiscal years ended March 31, 2017 and 2016, each of Mr. Ramaswamy and Drs. Weinhoff and Friedhoff was employed by our wholly owned subsidiary, Axovant Sciences, Inc. The employment agreement or offer letter for each of our named executive officers sets forth the initial terms and conditions of his employment. These agreements provide for at-will employment and set forth the officer’s annual base salary, performance bonus target opportunity, initial equity incentive grant, terms of severance and eligibility for employee benefits. Each of them provided services to us pursuant to the intercompany

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services agreement described below under “Transactions with Related Persons—Certain Related-Person Transactions—Services Agreements with Roivant Sciences, Inc. and Roivant Sciences GmbH.” In April 2017, in connection with the appointment of Dr. Hung as our Principal Executive Officer and Chief Executive Officer of Axovant Sciences, Inc., Mr. Ramaswamy resigned as our Principal Executive Officer and Chief Executive Officer of Axovant Sciences, Inc. For the purposes of this discussion, references to “we,” “us” and “our” will be deemed to refer to Axovant Sciences, Inc. as context requires.

Under each named executive officer’s employment agreement or offer letter, such executive officer is eligible for the following severance and change in control benefits, conditioned upon delivering a release of claims in our favor:

•	If we terminate the officer’s employment without cause or the officer resigns for good reason, then we will pay to the officer a one-time cash payment equal to the sum of his annual base salary and annual bonus target opportunity. We will also reimburse the officer for continued medical coverage for one year if he timely elects such continued coverage.

•	If the officer is employed by us immediately prior to a change in control, then all remaining common shares underlying the officer’s outstanding options will vest and, in the case of Mr. Ramaswamy and Dr. Weinhoff, we will pay to the executive officer a pro-rated portion of his annual target bonus based on the higher of target or actual achievement of pro-rated performance targets as of the change in control.

•	If the officer is employed by us immediately prior to a change in control and, within one year after the change in control, the officer’s employment is terminated without cause or the officer resigns for good reason, then he will receive a one-time cash payment equal to 1.5 times the sum of (i) his current annual base salary and (ii) his annual bonus target opportunity. We will also reimburse the officer for continued medical coverage for 18 months if he timely elects such continued coverage.

The definitions of “cause,” “good reason” and “change in control” are set forth in the individual employment agreements.

We consider the severance and change in control benefits described above to be critical to attracting and retaining high caliber executives. We believe that appropriately structured severance and change in control benefits, including accelerated vesting provisions, minimize the distractions and reduce the risk that an executive voluntarily terminates his employment with us during times of uncertainty, such as before an acquisition is completed. We believe that our existing arrangements allow each named executive officer to focus on continuing normal business operations and, in the event of a change in control, on the success of a potential business combination, rather than on how business decisions that may be in the best interest of our shareholders will impact his own financial security.

David T. Hung, M.D.

On April 7, 2017, the Board appointed Dr. Hung as our Principal Executive Officer. Dr. Hung is the Chief Executive Officer of our wholly owned subsidiary, Axovant Sciences, Inc. Pursuant to Dr. Hung’s employment agreement with Axovant Sciences, Inc., he will receive an annual base salary of $550,000. He will also be eligible to receive an annual discretionary cash bonus, with a target amount equal to at least 60% of his then-current annual base salary, subject to his achievement of individual performance criteria to be determined by the Board or the Compensation Committee, as well as overall company performance criteria.

On April 7, 2017, the Compensation Committee approved the grant to Dr. Hung of two options, each to purchase 2,000,000 common shares (or an aggregate of 4,000,000 common shares) at an exercise price equal to $15.13, the closing price of the common shares on the NYSE on that date. Each option is fully exercisable upon the grant date, subject to a repurchase right in our favor which lapses as the option vests. One of the options to purchase 2,000,000 common shares vests over a period of five years, with 20% of our common shares underlying the option vesting on April 7, 2018 and the remainder vesting in 16 equal quarterly installments thereafter. The other option to purchase 2,000,000 common shares, or the Second Option, vests over a period of five years, with 20% of our common shares underlying the option vesting on April 7, 2018 and the remainder vesting in 16 equal quarterly installments thereafter, but only if the 30-consecutive day volume-weighted average closing price of our common shares equals or exceeds $100 per share at any point during the 10-year term of the option. If, however, by December 31, 2017 our MINDSET Phase 3 trial (i) has not demonstrated statistical significance with respect to primary outcome measures required for approval of intepirdine by the U.S. Food and Drug Administration, or the FDA, or (ii) has demonstrated any safety factors that have a reasonable likelihood of impeding FDA approval then, on and following the date of such determination, the $100 per share price in the previous sentence will be reduced to $15 per share. Pursuant to the terms of

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his employment agreement, Dr. Hung is also entitled to receive an option to purchase 2,000,000 common shares, or the Third Option, on the earlier of December 29, 2017 or his termination without cause or resignation for good reason (as those terms are defined in his employment agreement), at an exercise price equal to the closing price of our common shares on the NYSE on that date. The Third Option will be fully exercisable upon the grant date and will vest over a period of five years measured from April 7, 2017, with 20% of our common shares underlying the option vesting on April 7, 2018 and the remainder vesting in 16 equal quarterly installments thereafter, but only if the 30-consecutive day volume-weighted average closing price of our common shares equals or exceeds 150% of the Third Option’s exercise price per share at any point during the 10-year term of the option. Dr. Hung will also be eligible to receive annual discretionary option grants in accordance with our benchmarking policies. If a change in control of Axovant occurs, then 100% of any unvested common shares underlying Dr. Hung’s outstanding options will vest in full upon the consummation of the change in control. Pursuant to the terms of his employment agreement, Dr. Hung has agreed not to sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale with respect to any of our common shares or other securities, until April 7, 2019.

Dr. Hung’s employment is “at will” and may be terminated at any time, with or without cause. Under his employment agreement, in the event that Dr. Hung is terminated without cause or resigns for good reason, then we will be obligated to pay Dr. Hung an amount equal to two times the sum of his then-current annual base salary and annual bonus target opportunity. This amount will be payable in pro rata installments in our ordinary payroll cycle unless such termination or resignation occurs within 24 months following a change in control, in which case, such amount will be payable in one lump sum within 60 days of such termination or resignation. In addition, he will also be eligible to receive reimbursements for continued medical coverage for 18 months after any such termination or resignation. If Dr. Hung is terminated or resigns due to death or disability, then we will be obligated to pay Dr. Hung (or his estate) an amount equal to his annual bonus target opportunity for the year in which such termination or resignation occurs, pro-rated to the date of such termination or resignation. Further, in the event that Dr. Hung is terminated without cause or resigns for good reason, then 100% of any unvested common shares underlying his outstanding options will vest in full upon such termination or resignation, provided that, if any such option is subject to performance-based vesting conditions or other criteria that are not based solely on time, then the time-based conditions will be deemed satisfied as of the date of such termination or resignation, and the options otherwise will remain outstanding and eligible to vest upon achievement of the applicable performance-based requirements, regardless of the fact that Dr. Hung is no longer employed by Axovant Sciences, Inc., following the termination and until (i) with respect to the Second Option, (x) if the vesting price threshold is $100, then the lesser of seven years from the termination date or the remaining term of such option, and (y) if the vesting price threshold is $15, then the remaining term of the option, and (ii) with respect to the Third Option, the lesser of seven years from the termination date or the remaining term of the option. If Dr. Hung is subjected to excise tax pursuant to Sections 280G and 4999 of the Code, he will receive an additional payment so that he will be put in the same economic position as if such excise tax had not applied.

Advisor Agreement with Roivant Sciences, Inc.

On June 1, 2017, Dr. Hung, our Principal Executive Officer, entered into an advisor agreement with Roivant Sciences, Inc. Under that agreement, Dr. Hung will notify Roivant Sciences, Inc. in writing of any non-neurology biopharmaceutical or healthcare related development, licensing, or other business opportunities identified by or offered to him that he has not elected to pursue without financial support, licensing or strategic collaboration from any other third party. Following written notice, Roivant Sciences, Inc. will have a 90-day right of first negotiation during which the parties would engage in good faith, exclusive negotiations regarding the terms by which Roivant Sciences, Inc. could participate, license, or acquire such non-neurology opportunity. Business opportunities within the neurology field will continue to be governed by Dr. Hung’s employment agreement with us, which will prevail in the event of any conflicts with the advisor agreement. In exchange for the services under the advisor agreement, Dr. Hung will receive a restricted stock unit award of 100,000 common shares of Roivant Sciences Ltd. The advisor agreement will terminate upon Dr. Hung’s termination of employment with us or resignation for good reason. In the event of a resignation without good reason, the advisor agreement would terminate after any pending exclusivity period under the agreement.

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Director Compensation

The following table shows, for our fiscal year ended March 31, 2017, certain information with respect to the compensation of our non-employee directors. During our fiscal year ended March 31, 2017, Vivek Ramaswamy and Marianne Romeo were also directors but did not receive any compensation for their services as a director. Mr. Ramaswamy’s compensation is set forth above under “Executive Compensation—Summary Compensation Table.” Ms. Romeo resigned as a director in April 2017 and Dr. Olanoff and Dr. Pisano resigned as directors in June 2017.

Director Compensation for our Fiscal Year Ended March 31, 2017

Name	Fees Earned or Paid in Cash	Option Awards(1)		All Other Compensation		Total

Berndt Modig	$69,000	$405,863	(2)	$—		$474,863
Lawrence Olanoff, M.D., Ph.D.	42,886	405,863	(3)	9,900	(4)	458,649
Ilan Oren	—	—		—		—
Atul Pande, M.D.	60,500	405,863	(5)	—		466,363
Gary Pisano, Ph.D.	42,019	834,096	(6)	—		876,115

(1)	Amounts reported in this column do not reflect the amounts actually received by the director. Instead, these amounts reflect the aggregate grant date fair value of each stock option granted to the director during the year, as computed in accordance with FASB ASC 718. Assumptions used in the calculation of these amounts are included in the notes to our consolidated financial statements included in our Annual Report on Form 10-K for our fiscal year ended March 31, 2017. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Our directors will only realize compensation to the extent the trading price of our common shares is greater than the exercise price of such stock options.

(2)	On April 29, 2016, pursuant to our non-employee director compensation policy, we granted an option to purchase 47,000 common shares to Mr. Modig. This option has an exercise price of $13.00 per share and vested as to 100% of the underlying common shares on April 29, 2017. As of March 31, 2017, Mr. Modig had options outstanding to purchase an aggregate of 132,000 common shares, which were fully exercisable and vested as to 56,666 common shares.

(3)	On April 29, 2016, pursuant to our non-employee director compensation policy, we granted an option to purchase 47,000 common shares to Dr. Olanoff. This option has an exercise price of $13.00 per share and vested as to 100% of the underlying common shares on April 29, 2017. As of March 31, 2017, Dr. Olanoff had options outstanding to purchase an aggregate of 122,000 common shares, which were fully exercisable and vested as to 43,750 common shares. Dr. Olanoff resigned from the Board effective as of June 1, 2017. In recognition for his service to the Board, the Board accelerated 25,000 common shares underlying his options and, as a result, upon his resignation, 122,000 common shares underlying his options were fully exercisable and vested. All remaining unvested common shares underlying options held by Dr. Olanoff, including the annual option grant made in April 2017 as described below, were forfeited in full.

(4)	Dr. Olanoff serves as a consultant to us pursuant to an arrangement under which he provides advice and counsel in connection with the design and conduct of our clinical trials and the evaluation of potential product candidates. During our fiscal year ended March 31, 2017, we paid Dr. Olanoff $9,900 pursuant to this arrangement.

(5)	On April 29, 2016, pursuant to our non-employee director compensation policy, we granted an option to purchase 47,000 common shares to Dr. Pande. This option has an exercise price of $13.00 per share and vested as to 100% of the underlying common shares on April 29, 2017. As of March 31, 2017, Dr. Pande had options outstanding to purchase an aggregate of 122,000 common shares, which were fully exercisable and vested as to 50,000 common shares.

(6)	On June 15, 2016, pursuant to our non-employee director compensation policy, we granted an option to purchase 94,000 common shares to Dr. Pisano. This option has an exercise price of $12.99 per share and vested over a period of three years from the date of grant in three equal annual installments. As of March 31, 2017, Dr. Pisano held only this option, none of which had vested as of that date. Dr. Pisano resigned from the Board effective as of June 1, 2017. In recognition for his service to the Board, the Board accelerated 31,333 common shares underlying his option and, as a result, upon his resignation, 62,667 common shares underlying his options were fully exercisable and vested. All remaining unvested common shares underlying options held by Dr. Pisano, including the annual option grant made in April 2017 as described below, were forfeited in full.

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Summary of Director Compensation Program

Non-employee directors are compensated for service on the Board through a combination of cash retainer and equity grants. We also reimburse directors for expenses incurred in serving as a director. Directors who are also employed by us or our affiliates are not separately compensated for their service on the Board.

As of April 2017, we amended our Non-Employee Director Compensation Policy to provide that cash compensation and equity awards for directors would be commensurate with the market 50th percentile as determined and recommended by our compensation consultant for Board membership and committee roles. For our fiscal year ended March 31, 2018, each non-employee director is paid an annual Board service retainer of $40,000. In addition, non-employee directors are compensated an additional $9,000 for serving on the Audit Committee ($20,000 if serving as Chairperson of the Audit Committee); $6,000 for serving on the Compensation Committee ($12,000 if serving as Chairperson of the Compensation Committee); and $5,000 for serving on the Nominating and Corporate Governance Committee (and $8,000 if serving as Chairperson of the Nominating and Corporate Governance Committee). Cash retainers are paid quarterly in arrears.

For our fiscal year ended March 31, 2018, and unless otherwise approved by the Board, each new non-employee director will receive an initial option grant to purchase 54,000 common shares of common stock. On or around April 30 of each year, each continuing non-employee director will receive an additional option grant. For April 2017, this option grant was for 27,000 common shares. Option grants have an exercise price equal to the closing price of our common stock on the NYSE on the grant date. Initial grants vest in three equal annual installments, and annual grants vest in full on the first anniversary of the grant date, in each case subject to the non-employee director’s continuous service through the vesting date. Option grants to non-employee directors expire on the ten-year anniversary of the grant date.

Mr. Ramaswamy, since he became eligible to receive compensation as a non-employee director as a result of resigning as our Principal Executive Officer and Chief Executive Officer of Axovant Sciences, Inc., and Mr. Oren, since his appointment to the Board, have declined to receive any cash or equity compensation for their service as directors under the non-employee director program.

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Transactions With Related Persons

Related-Person Transactions Policy and Procedures

In connection with our initial public offering in June 2015, we adopted a written Related-Person Transactions Policy that sets forth our policies and procedures regarding the identification, review, consideration and approval or ratification of “related-person transactions.” For purposes of our policy only, a “related-person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related person” are participants involving an amount that exceeds $120,000. Transactions involving compensation for services provided to us as an employee, director, consultant or similar capacity by a related person are not covered by this policy. A related person is any executive officer, director, or more than 5% shareholder of Axovant, including any of their immediate family members, and any entity owned or controlled by such persons.

Under the policy, where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-person transaction to the Audit Committee (or, where Audit Committee approval would be inappropriate, to another independent body of the Board) for consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether any alternative transactions were available. To identify related-person transactions in advance, we rely on information supplied by our executive officers, directors and certain significant shareholders. In considering related-person transactions, the Audit Committee takes into account the relevant available facts and circumstances including, but not limited to

•	the risks, costs and benefits to us;

•	the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

•	the terms of the transaction;

•	the availability of other sources for comparable services or products; and

•	the terms available to or from, as the case may be, unrelated third parties or to or from employees generally. In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval.

The policy requires that, in determining whether to approve, ratify or reject a related-person transaction, the Audit Committee considers, in light of known circumstances, whether the transaction is in, or is not inconsistent with, the best interests of Axovant and its shareholders, as the Audit Committee determines in the good faith exercise of its discretion.

Certain Related-Person Transactions

The following is a description of transactions since April 1, 2016, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers or holders of more than 5% of our share capital, or any members of their immediate family, had or will have a direct or indirect material interest.

Information Sharing and Cooperation Agreement

We have entered into an information sharing and cooperation agreement, or the Cooperation Agreement, with Roivant Sciences Ltd. The Cooperation Agreement, among other things:

•	grants us a right of first review on any potential dementia-related product or investment opportunity that Roivant Sciences Ltd. may consider pursuing; and

•	obligates us to deliver periodic financial statements and other financial information to Roivant Sciences Ltd. and comply with other specified financial reporting requirements.

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Subject to specified exceptions, the Cooperation Agreement will terminate upon the earlier of the mutual written consent of the parties or when Roivant Sciences Ltd. is no longer required by U.S. GAAP to consolidate our results of operations and financial position or account for its investment in Axovant under the equity method of accounting or by any SEC rule to include separate financial statements of Axovant in its filings with the SEC.

Services Agreements with Roivant Sciences, Inc. and Roivant Sciences GmbH

In October 2014, we and our wholly owned subsidiary, Axovant Sciences, Inc., or ASI, entered into a services agreement with Roivant Sciences, Inc., or RSI, a wholly owned subsidiary of Roivant Sciences Ltd., or RSL, pursuant to which RSI provides us with services in relation to the identification of potential product candidates and project management of clinical trials, as well as other services related to our development, administrative and financial functions. In February 2017, following the contribution and assignment of all of our intellectual property rights to Axovant Sciences GmbH, or ASG, we amended and restated this services agreement effective as of December 13, 2016, as a result of which ASG was added as a recipient of services from RSI. In addition, ASG also entered into a separate services agreement with Roivant Sciences GmbH, or RSG, a wholly owned subsidiary of RSL, effective as of December 13, 2016, for the provision of services by RSG to ASG in relation to the identification of potential product candidates and project management of clinical trials, as well as other services related to development, administrative and financial activities.

Under the terms of both services agreements, we are obligated to pay or reimburse RSI and RSG for the costs they, or third parties acting on their behalf, incur in providing services to us or ASG, including administrative and support services as well as research and development services. In addition, we are obligated to pay to RSI and RSG an amount equal to 10% of the costs incurred in connection with any general and administrative and research and development services provided directly by RSI and RSG. The parties to the services agreements may agree to adjust this additional fee on an annual basis to between 8% and 12% of costs incurred in providing research and development services. These services agreements will continue in perpetuity until terminated by either party upon 60 days’ written notice.

Administrative and support services include, but are not limited to, payroll, general administrative, corporate and public relations, investor relations, financial marketing, activities in connection with raising capital, accounting and auditing, tax, health, safety environmental and regulatory affairs, staffing and recruiting, benefits, information and technology services, purchasing and legal services. Research and development services include, but are not limited to, preparatory assistance in respect of the identification of product candidates, performance and oversight of due diligence to evaluate potential product candidates, management and oversight of external consultants in connection with potential product candidate investment opportunities, participation in meetings with regulatory authorities related to product candidates, development of plans for potential clinical trials, selection of manufacturers of product candidates, management and oversight of clinical trials and product manufacturing, analysis of clinical trial data and management of regulatory filings and approval processes.

For any general and administrative and research and development activities performed by employees of RSI, RSI will charge back the employee compensation expense to us plus a pre-determined mark-up. Employee compensation expense, inclusive of base salary and fringe benefits, is determined based upon the relative percentage of time utilized on our matters. All other costs will be billed back at cost.

Under both services agreements RSI and RSG have agreed to indemnify us, ASI and ASG and each of their respective officers, employees and directors against all losses arising out of, due to or in connection with the provision of services (or the failure to provide services) under the services agreements, except to the extent such losses are the result of the gross negligence or willful misconduct of such indemnified parties. Such indemnification obligations will not exceed the payments made by us and by ASI and ASG under the services agreements for the specific service that allegedly caused or was related to the losses during the period in which such alleged losses were incurred.

During our fiscal year ended March 31, 2017, we incurred expenses of $7.9 million, inclusive of mark-up, under the services agreements.

Family Relationships

Geetha Ramaswamy, M.D., the Vice President of Medical Affairs of Axovant Sciences, Inc. and a former consultant to Roivant Sciences, Inc., is the mother of Vivek Ramaswamy, the former Chief Executive Officer of Axovant Sciences, Inc. and our former principal executive officer. During our fiscal year ended March 31, 2017, Dr. Ramaswamy received total cash compensation, consisting of salary and bonus, of $398,125 and a stock option with a grant date fair value, as computed in accordance with FASB ASC 718, of $388,844.

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Shankar Ramaswamy, M.D., the Vice President of Medical and Scientific Communications of Axovant Sciences, Inc. and a former employee of Roivant Sciences, Inc., is the brother of Vivek Ramaswamy. During our fiscal year ended March 31, 2017, Dr. Ramaswamy has received total cash compensation, consisting of salary and bonus, of $398,125 and a stock option with a grant date fair value, as computed in accordance with FASB ASC 718, of $388,844.

Sarah Friedhoff, the daughter of Lawrence Friedhoff, M.D., Ph.D., our Chief Development Officer, has been employed by Axovant Sciences, Inc. since August 2015 as Senior Business Operations / R&D Specialist. During our fiscal year ended March 31, 2017, Ms. Friedhoff has received total cash compensation, consisting of salary and bonus, of $91,875 and stock options with an aggregate grant date fair value, as computed in accordance with FASB ASC 718, of $90,429.

Indemnification Agreements

We have entered into indemnity agreements with our officers and directors which provide, among other things, that we will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of ours. The contractual rights to indemnification and expense advancement are, in some cases, broader than the specific indemnification provisions contained under Bermuda law.

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Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Annual Meeting materials with respect to two or more shareholders sharing the same address by delivering a single set of Annual Meeting materials addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

This year, a number of brokers with account holders who are Axovant shareholders will be “householding” our proxy materials. A single set of Annual Meeting materials will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of Annual Meeting materials, please notify your broker or Axovant. Direct your written request to Axovant Sciences Ltd., Attn: Corporate Secretary, at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda. Shareholders who currently receive multiple copies of the Annual Meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.

Other Matters

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

David T. Hung, M.D.
Principal Executive Officer

July 21, 2017

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APPENDIX A

Axovant Sciences Ltd.

2015 Equity Incentive Plan

Adopted by the Board of Directors: March 18, 2015

Approved by the Sole Member: March 18, 2015

Amended by the Board of Directors: May 19, 2015

Approved by the Shareholders: May 19, 2015

Amended and Restated by the Board of Directors: June 1, 2017

Approved by the Shareholders: _________, 2017

Termination Date: March 17, 2025

1.           General.

(a)          Eligible Award Recipients. Employees, Directors and Consultants are eligible to receive Awards.

(b)          Available Awards. The Plan provides for the grant of the following types of Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Appreciation Rights, (iv) Restricted Stock Awards, (v) Restricted Stock Unit Awards, (vi) Performance Stock Awards, (vii) Performance Cash Awards, and (viii) Other Stock Awards.

(c)          Purpose. The Plan, through the granting of Awards, is intended to help the Company secure and retain the services of eligible award recipients, provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and provide a means by which the eligible recipients may benefit from increases in value of the Common Stock.

2.           Administration.

(a)          Administration by Board. The Board will administer the Plan. The Board may delegate administration of the Plan to a Committee or Committees, as provided in Section 2(c).

(b)          Powers of Board. The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)          To determine (A) who will be granted Awards; (B) when and how each Award will be granted; (C) what type of Award will be granted; (D) the provisions of each Award (which need not be identical), including when a person will be permitted to exercise or otherwise receive cash or Common Stock under the Award; (E) the number of shares of Common Stock subject to, or the cash value of, an Award; and (F) the Fair Market Value applicable to an Award.

(ii)         To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for administration of the Plan and Awards. The Board, in the exercise of these powers, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement or in the written terms of a Performance Cash Award, in a manner and to the extent it will deem necessary or expedient to make the Plan or Award fully effective.

(iii)        To settle all controversies regarding the Plan and Awards granted under it.

(iv)        To accelerate, in whole or in part, the time at which an Award may be exercised or vest (or at which cash or shares of Common Stock may be issued).

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(v)         To suspend or terminate the Plan at any time. Except as otherwise provided in the Plan or an Award Agreement, suspension or termination of the Plan will not impair a Participant’s rights under his or her then-outstanding Award without his or her written consent except as provided in subsection (viii) below.

(vi)        To amend the Plan in any respect the Board deems necessary or advisable, including, without limitation, by adopting amendments relating to Incentive Stock Options and certain nonqualified deferred compensation under Section 409A of the Code and/or to make the Plan or Awards granted under the Plan compliant with the requirements for Incentive Stock Options or exempt from or compliant with the requirements for nonqualified deferred compensation under Section 409A of the Code, subject to the limitations, if any, of applicable law. However, if required by applicable law, and except as provided in Section 9(a) relating to Capitalization Adjustments, the Company will seek shareholder approval of any amendment of the Plan that (A) materially increases the number of shares of Common Stock available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Awards under the Plan, (C) materially increases the benefits accruing to Participants under the Plan, (D) materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, (E) materially extends the term of the Plan, or (F) materially expands the types of Awards available for issuance under the Plan. Except as otherwise provided in the Plan or an Award Agreement, no amendment of the Plan will materially impair a Participant’s rights under an outstanding Award unless (1) the Company requests the consent of the affected Participant, and (2) such Participant consents in writing.

(vii)       To submit any amendment to the Plan for shareholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (A) Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees, (B) Section 422 of the Code regarding Incentive Stock Options, or (C) Rule 16b-3.

(viii)      To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided however, that a Participant’s rights under any Award will not be impaired by any such amendment unless (A) the Company requests the consent of the affected Participant, and (B) such Participant consents in writing. Notwithstanding the foregoing, (1) a Participant’s rights will not be deemed to have been impaired by any such amendment if the Board, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant’s rights, and (2) subject to the limitations of applicable law, if any, the Board may amend the terms of any one or more Awards without the affected Participant’s consent (A) to maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (B) to change the terms of an Incentive Stock Option, if such change results in impairment of the Stock Award solely because it impairs the qualified status of the Stock Award as an Incentive Stock Option under Section 422 of the Code; (C) to clarify the manner of exemption from, or to bring the Award into compliance with, Section 409A of the Code; or (D) to comply with other applicable laws or listing requirements.

(ix)         Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.

(x)          To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed

2.

outside the United States (provided that Board approval will not be necessary for immaterial modifications to the Plan or any Award Agreement that are required for compliance with the laws of the relevant foreign jurisdiction).

(xi)         To effect, with the consent of any adversely affected Participant, (A) the reduction of the exercise, purchase or strike price of any outstanding Award; (B) the cancellation of any outstanding Stock Award and the grant in substitution therefor of a new (1) Option or SAR, (2) Restricted Stock Award, (3) Restricted Stock Unit Award, (4) Other Stock Award, (5) cash and/or (6) other valuable consideration determined by the Board, in its sole discretion, with any such substituted award (x) covering the same or a different number of shares of Common Stock as the cancelled Stock Award and (y) granted under the Plan or another equity or compensatory plan of the Company; or (C) any other action that is treated as a repricing under generally accepted accounting principles.

(c)          Delegation to Committee.

(i)          General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee, as applicable). Any delegation of administrative powers will be reflected in resolutions, not inconsistent with the provisions of the Plan, adopted from time to time by the Board or Committee (as applicable). The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(ii)         Section 162(m) and Rule 16b-3 Compliance. The Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3.

(d)          Delegation to an Officer. The Board may delegate to one (1) or more Officers the authority to do one or both of the following: (i) designate Employees who are not Officers to be recipients of Options and SARs (and, to the extent permitted by applicable law, other Stock Awards) and, to the extent permitted by applicable law, the terms of such Stock Awards, and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Employees; provided, however, that the Board resolutions regarding such delegation will specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer and that such Officer may not grant a Stock Award to himself or herself. Any such Stock Awards will be granted on the form of Stock Award Agreement most recently approved for use by the Committee or the Board, unless otherwise provided in the resolutions approving the delegation authority. The Board may not delegate authority to an Officer who is acting solely in the capacity of an Officer (and not also as a Director) to determine the Fair Market Value pursuant to Section 13(x)(iii) below.

(e)          Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

3.

3.           Shares Subject to the Plan.

(a)          Share Reserve.

(i)          Subject to Section 9(a) relating to Capitalization Adjustments and the following sentence regarding the annual increase, the aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards from and after the Effective Date will not exceed 20,466,000 shares (the “Share Reserve”). In addition, the Share Reserve will automatically increase on April 1st of each year, for the period commencing on (and including) April 1, 2018 and ending on (and including) April 1, 2025, in an amount equal to four percent (4%) of the total number of shares of Capital Stock outstanding on March 31st of the preceding fiscal year. Notwithstanding the foregoing, the Board may act prior to March 31st of a given fiscal year to provide that there will be no April 1st increase in the Share Reserve for such year or that the increase in the Share Reserve for such year will be a lesser number of shares of Common Stock than would otherwise occur pursuant to the preceding sentence.

(ii)         For clarity, the Share Reserve in this Section 3(a) is a limitation on the number of shares of Common Stock that may be issued pursuant to the Plan. Accordingly, this Section 3(a) does not limit the granting of Stock Awards except as provided in Section 7(a).

(iii)        Shares may be issued in connection with a merger or acquisition as permitted by NASDAQ Listing Rule 5635(c) or, if applicable, NYSE Listed Company Manual Section 303A.08, AMEX Company Guide Section 711 or other applicable rule, and such issuance will not reduce the number of shares available for issuance under the Plan.

(b)          Reversion of Shares to the Share Reserve. If a Stock Award or any portion thereof (i) expires or otherwise terminates without all of the shares covered by such Stock Award having been issued or (ii) is settled in cash (i.e., the Participant receives cash rather than stock), such expiration, termination or settlement will not reduce (or otherwise offset) the number of shares of Common Stock that may be available for issuance under the Plan. If any shares of Common Stock issued pursuant to a Stock Award are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required to vest such shares in the Participant, then the shares that are forfeited or repurchased will revert to and again become available for issuance under the Plan. Any shares reacquired by the Company in satisfaction of tax withholding obligations on a Stock Award or as consideration for the exercise or purchase price of a Stock Award will again become available for issuance under the Plan.

(c)          Incentive Stock Option Limit. Subject to the provisions of Section 9(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options will be 47,500,000 shares of Common Stock.

(d)          Section 162(m) Limitations. Subject to the provisions of Section 9(a) relating to Capitalization Adjustments, at such time as the Company may be subject to the applicable provisions of Section 162(m) of the Code, the following limitations shall apply.

(i)          A maximum of 7,000,000 shares of Common Stock subject to Options, SARs and Other Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least 100% of the Fair Market Value on the date the Stock Award is granted may be granted to any one Participant during any one fiscal year of the Company. Notwithstanding the foregoing, if any additional Options, SARs or Other Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least 100% of the Fair Market Value on the date the Stock Award are granted to any Participant during any one fiscal year, compensation attributable to the exercise of such additional Stock Awards will not satisfy the requirements to be considered “qualified performance-based

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compensation” under Section 162(m) of the Code unless such additional Stock Award is approved by the Company’s stockholders.

(ii)         A maximum of 7,000,000 shares of Common Stock subject to Performance Stock Awards may be granted to any one Participant during any one fiscal year of the Company (whether the grant, vesting or exercise is contingent upon the attainment during the Performance Period of the Performance Goals).

(iii)        A maximum of $7,000,000 may be granted as a Performance Cash Award to any one Participant during any one fiscal year of the Company.

(e)          Source of Shares. The stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.

4.           Eligibility.

(a)          Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and 424(f) of the Code). Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants; provided, however, that Stock Awards may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any “parent” of the Company, as such term is defined in Rule 405, unless (i) the stock underlying such Stock Awards is treated as “service recipient stock” under Section 409A of the Code (for example, because the Stock Awards are granted pursuant to a corporate transaction such as a spin off transaction), or (ii) the Company, in consultation with its legal counsel, has determined that such Stock Awards are otherwise exempt from Section 409A of the Code, or (iii) the Company, in consultation with its legal counsel, has determined that such Stock Awards comply with the distribution requirements of Section 409A of the Code.

(b)          Ten Percent Shareholders. A Ten Percent Shareholder will not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

5.           Provisions Relating to Options and Stock Appreciation Rights.

Each Option or SAR will be in such form and will contain such terms and conditions as the Board deems appropriate. All Options will be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, or if an Option is designated as an Incentive Stock Option but some portion or all of the Option fails to qualify as an Incentive Stock Option under the applicable rules, then the Option (or portion thereof) will be a Nonstatutory Stock Option. The provisions of separate Options or SARs need not be identical; provided, however, that each Stock Award Agreement will conform to (through incorporation of provisions hereof by reference in the applicable Stock Award Agreement or otherwise) the substance of each of the following provisions:

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(a)          Term. Subject to the provisions of Section 4(b) regarding Ten Percent Shareholders, no Option or SAR will be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the Stock Award Agreement.

(b)          Exercise Price. Subject to the provisions of Section 4(b) regarding Ten Percent Shareholders, the exercise or strike price of each Option or SAR will be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option or SAR on the date the Stock Award is granted. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise or strike price lower than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Stock Award if such Stock Award is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Corporate Transaction and in a manner consistent with the provisions of Section 409A of the Code and, if applicable, Section 424(a) of the Code. Each SAR will be denominated in shares of Common Stock equivalents.

(c)          Purchase Price for Options. The purchase price of Common Stock acquired pursuant to the exercise of an Option may be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board will have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to use a particular method of payment. The permitted methods of payment are as follows:

(i)          by cash, check, bank draft or money order payable to the Company;

(ii)         pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

(iii)        by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

(iv)        if an Option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company will accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued. Shares of Common Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are used to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or

(v)         in any other form of legal consideration that may be acceptable to the Board and specified in the applicable Stock Award Agreement.

(d)          Exercise and Payment of a SAR. To exercise any outstanding SAR, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Agreement evidencing such SAR. The appreciation distribution payable on the exercise of a SAR will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the SAR) of a number of shares of Common Stock equal to the number of Common Stock equivalents in which the Participant is vested under such SAR, and with

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respect to which the Participant is exercising the SAR on such date, over (B) the aggregate strike price of the number of Common Stock equivalents with respect to which the Participant is exercising the SAR on such date. The appreciation distribution may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Stock Award Agreement evidencing such SAR.

(e)          Transferability of Options and SARs. The Board may, in its sole discretion, impose such limitations on the transferability of Options and SARs as the Board will determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options and SARs will apply:

(i)          Restrictions on Transfer. An Option or SAR will not be transferable except by will or by the laws of descent and distribution (or pursuant to subsections (ii) and (iii) below), and will be exercisable during the lifetime of the Participant only by the Participant. The Board may permit transfer of the Option or SAR in a manner that is not prohibited by applicable tax and securities laws. Except as explicitly provided herein, neither an Option nor a SAR may be transferred for consideration.

(ii)         Domestic Relations Orders. Subject to the approval of the Board or a duly authorized Officer, an Option or SAR may be transferred pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulation 1.421-1(b)(2). If an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.

(iii)        Beneficiary Designation. Subject to the approval of the Board or a duly authorized Officer, a Participant may, by delivering written notice to the Company, in a form approved by the Company (or the designated broker), designate a third party who, upon the death of the Participant, will thereafter be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, upon the death of the Participant, the executor or administrator of the Participant’s estate will be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. However, the Company may prohibit designation of a beneficiary at any time, including due to any conclusion by the Company that such designation would be inconsistent with the provisions of applicable laws.

(f)          Vesting Generally. The total number of shares of Common Stock subject to an Option or SAR may vest and become exercisable in periodic installments that may or may not be equal. The Option or SAR may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options or SARs may vary. The provisions of this Section 5(f) are subject to any Option or SAR provisions governing the minimum number of shares of Common Stock as to which an Option or SAR may be exercised.

(g)          Termination of Continuous Service. Except as otherwise provided in the applicable Stock Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates (other than for Cause and other than upon the Participant’s death or Disability), the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Stock Award as of the date of termination of Continuous Service) within the period of time ending on the earlier of (i) the date three (3) months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the applicable Stock Award Agreement, and (ii) the expiration of the term of the Option or SAR as set forth in the Stock Award

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Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the applicable time frame, the Option or SAR (as applicable) will terminate.

(h)          Extension of Termination Date. If the exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause and other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option or SAR will terminate on the earlier of (i) the expiration of a total period of time (that need not be consecutive) equal to the applicable post termination exercise period after the termination of the Participant’s Continuous Service during which the exercise of the Option or SAR would not be in violation of such registration requirements, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Stock Award Agreement. In addition, unless otherwise provided in a Participant’s Stock Award Agreement, if the sale of any Common Stock received upon exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause) would violate the Company’s insider trading policy, then the Option or SAR will terminate on the earlier of (i) the expiration of a period of time (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the sale of the Common Stock received upon exercise of the Option or SAR would not be in violation of the Company’s insider trading policy, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Stock Award Agreement.

(i)          Disability of Participant. Except as otherwise provided in the applicable Stock Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination of Continuous Service (or such longer or shorter period specified in the Stock Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Stock Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the applicable time frame, the Option or SAR (as applicable) will terminate.

(j)          Death of Participant. Except as otherwise provided in the applicable Stock Award Agreement or other agreement between the Participant and the Company, if (i) a Participant’s Continuous Service terminates as a result of the Participant’s death, or (ii) the Participant dies within the period (if any) specified in the Stock Award Agreement for exercisability after the termination of the Participant’s Continuous Service (for a reason other than death), then the Option or SAR may be exercised (to the extent the Participant was entitled to exercise such Option or SAR as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option or SAR by bequest or inheritance or by a person designated to exercise the Option or SAR upon the Participant’s death, but only within the period ending on the earlier of (i) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Stock Award Agreement), and (ii) the expiration of the term of such Option or SAR as set forth in the Stock Award Agreement. If, after the Participant’s death, the Option or SAR is not exercised within the applicable time frame, the Option or SAR (as applicable) will terminate.

(k)          Termination for Cause. Except as explicitly provided otherwise in a Participant’s Stock Award Agreement or other individual written agreement between the Company or any Affiliate and the Participant, if a Participant’s Continuous Service is terminated for Cause, the Option or SAR will terminate immediately upon such Participant’s termination of Continuous Service, and the Participant will

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be prohibited from exercising his or her Option or SAR from and after the time of such termination of Continuous Service.

(l)          Non-Exempt Employees. If an Option or SAR is granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, the Option or SAR will not be first exercisable for any shares of Common Stock until at least six (6) months following the date of grant of the Option or SAR (although the Stock Award may vest prior to such date). Consistent with the provisions of the Worker Economic Opportunity Act, (i) if such non-exempt Employee dies or suffers a Disability, (ii) upon a Corporate Transaction in which such Option or SAR is not assumed, continued, or substituted, (iii) upon a Change in Control, or (iv) upon the Participant’s retirement (as such term may be defined in the Participant’s Stock Award Agreement, in another agreement between the Participant and the Company, or, if no such definition, in accordance with the Company's then current employment policies and guidelines), the vested portion of any Options and SARs may be exercised earlier than six (6) months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay. To the extent permitted and/or required for compliance with the Worker Economic Opportunity Act to ensure that any income derived by a non-exempt employee in connection with the exercise, vesting or issuance of any shares under any other Stock Award will be exempt from the employee’s regular rate of pay, the provisions of this Section 5(l) will apply to all Stock Awards and are hereby incorporated by reference into such Stock Award Agreements.

6.           Provisions of Stock Awards Other than Options and SARs.

(a)          Restricted Stock Awards. Each Restricted Stock Award Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate. To the extent consistent with the Company’s bylaws, at the Board’s election, shares of Common Stock underlying a Restricted Stock Award may be (i) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (ii) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical. Each Restricted Stock Award Agreement will conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)          Consideration. A Restricted Stock Award may be awarded in consideration for (A) cash, check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or (C) any other form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii)         Vesting. Shares of Common Stock awarded under the Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.

(iii)        Termination of Participant’s Continuous Service. If a Participant’s Continuous Service terminates, the Company may receive through a forfeiture condition or a repurchase right, any or all of the shares of Common Stock held by the Participant as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.

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(iv)        Transferability. Rights to acquire shares of Common Stock under the Restricted Stock Award Agreement will be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board will determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.

(v)         Dividends. A Restricted Stock Award Agreement may provide that any dividends paid on Restricted Stock will be subject to the same vesting and forfeiture restrictions as apply to the shares subject to the Restricted Stock Award to which they relate.

(b)          Restricted Stock Unit Awards. Each Restricted Stock Unit Award Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate. The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical. Each Restricted Stock Unit Award Agreement will conform to (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

(i)          Consideration. At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii)         Vesting. At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.

(iii)        Payment. A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.

(iv)        Additional Restrictions. At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.

(v)         Dividend Equivalents. Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Board. Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying Restricted Stock Unit Award Agreement to which they relate.

(vi)        Termination of Participant’s Continuous Service. Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.

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(c)          Performance Awards.

(i)          Performance Stock Awards. A Performance Stock Award is a Stock Award (covering a number of shares not in excess of that set forth in Section 3(d) above) that is payable or that may be granted, may vest or may be exercised, contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Stock Award may, but need not, require the Participant’s completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Committee (or, if not required for compliance with Section 162(m) of the Code, the Board), in its sole discretion. In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board may determine that cash may be used in payment of Performance Stock Awards.

(ii)         Performance Cash Awards. A Performance Cash Award is a cash award (for a dollar value not in excess of that set forth in Section 3(d) above) that is payable contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Cash Award may also require the completion of a specified period of Continuous Service. At the time of grant of a Performance Cash Award, the length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Committee (or, if not required for compliance with Section 162(m) of the Code, the Board), in its sole discretion. The Board may specify the form of payment of Performance Cash Awards, which may be cash or other property, or may provide for a Participant to have the option for his or her Performance Cash Award, or such portion thereof as the Board may specify, to be paid in whole or in part in cash or other property.

(iii)        Board Discretion. The Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for a Performance Period. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement or the written terms of a Performance Cash Award.

(iv)        Section 162(m) Compliance. Unless otherwise permitted in compliance with the requirements of Section 162(m) of the Code with respect to an Award intended to qualify as “performance-based compensation” thereunder, the Committee will establish the Performance Goals applicable to, and the formula for calculating the amount payable under, the Award no later than the earlier of (a) the date 90 days after the commencement of the applicable Performance Period, and (b) the date on which 25% of the Performance Period has elapsed, and in any event at a time when the achievement of the applicable Performance Goals remains substantially uncertain. Prior to the payment of any compensation under an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee will certify the extent to which any Performance Goals and any other material terms under such Award have been satisfied (other than in cases where such Performance Goals relate solely to the increase in the value of the Common Stock). Notwithstanding satisfaction of, or completion of any Performance Goals, the number of shares of Common Stock, Options, cash or other benefits granted, issued, retainable and/or vested under an Award on account of satisfaction of such Performance Goals may be reduced by the Committee on the basis of such further considerations as the Committee, in its sole discretion, will determine.

(d)          Other Stock Awards. Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof (e.g., options or stock rights with an exercise price or strike price less than one hundred percent (100%) of the

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Fair Market Value of the Common Stock at the time of grant) may be granted either alone or in addition to Stock Awards provided for under Section 5 and the preceding provisions of this Section 6. Subject to the provisions of the Plan, the Board will have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.

7.           Covenants of the Company.

(a)          Availability of Shares. The Company will keep available at all times the number of shares of Common Stock reasonably required to satisfy then-outstanding Stock Awards.

(b)          Securities Law Compliance. The Company will seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained. A Participant will not be eligible for the grant of an Award or the subsequent issuance of cash or Common Stock pursuant to the Award if such grant or issuance would be in violation of any applicable securities law.

(c)          No Obligation to Notify or Minimize Taxes. The Company will have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Stock Award. Furthermore, the Company will have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award.

8.           Miscellaneous.

(a)          Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock pursuant to Stock Awards will constitute general funds of the Company.

(b)          Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement as a result of a clerical error in the papering of the Award Agreement, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement.

(c)          Shareholder Rights. No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to an Award unless and until (i) such Participant has satisfied all requirements for exercise of, or the issuance of shares of Common

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Stock under, the Award pursuant to its terms, and (ii) the issuance of the Common Stock subject to the Award has been entered into the books and records of the Company.

(d)          No Employment or Other Service Rights. Nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Stock Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or will affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(e)          Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company and any Affiliates is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee) after the date of grant of any Award to the Participant, the Board has the right in its sole discretion to (x) make a corresponding reduction in the number of shares subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (y) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.

(f)          Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds one hundred thousand dollars ($100,000) (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(g)          Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, will be inoperative if (A) the issuance of the shares upon the exercise or acquisition of Common Stock under the Award has been registered under a then currently effective registration statement under the Securities Act, or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

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(h)          Withholding Obligations. Unless prohibited by the terms of an Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lesser amount as may be necessary to avoid classification of the Award as a liability for financial accounting purposes); (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; or (v) by such other method as may be set forth in the Award Agreement.

(i)          Electronic Delivery. Any reference herein to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access).

(j)          Deferrals. To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Stock Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee or otherwise providing services to the Company. The Board is authorized to make deferrals of Stock Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

(k)          Compliance with Section 409A of the Code. Unless otherwise expressly provided for in an Award Agreement, the Plan and Award Agreements will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Section 409A of the Code, and, to the extent not so exempt, in compliance with Section 409A of the Code. If the Board determines that any Award granted hereunder is not exempt from and is therefore subject to Section 409A of the Code, the Award Agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code, and to the extent an Award Agreement is silent on terms necessary for compliance, such terms are hereby incorporated by reference into the Award Agreement. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded, and if a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) will be issued or paid before the date that is six (6) months following the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A of the Code, and any amounts so deferred will be paid in a lump sum on the day after such six (6) month period elapses, with the balance paid thereafter on the original schedule.

(l)          Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other

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applicable law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of an event constituting Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or an Affiliate.

9.           Adjustments upon Changes in Common Stock; Other Corporate Events.

(a)          Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(c), (iii) the class(es) and maximum number of securities that may be awarded to any person pursuant to Sections 3(d), and (iv) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. The Board will make such adjustments, and its determination will be final, binding and conclusive.

(b)          Dissolution. Except as otherwise provided in the Stock Award Agreement, in the event of a Dissolution of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such Dissolution, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service, provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the Dissolution is completed but contingent on its completion.

(c)          Corporate Transactions. The following provisions will apply to Stock Awards in the event of a Transaction unless otherwise provided in the Stock Award Agreement or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board at the time of grant of a Stock Award. In the event of a Transaction, then, notwithstanding any other provision of the Plan, the Board may take one or more of the following actions with respect to Stock Awards, contingent upon the closing or completion of the Transaction:

(i)          arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the Stock Award or to substitute a similar stock award for the Stock Award (including, but not limited to, an award to acquire the same consideration paid to the shareholders of the Company pursuant to the Transaction);

(ii)         arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to the Stock Award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);

(iii)        accelerate the vesting, in whole or in part, of the Stock Award (and, if applicable, the time at which the Stock Award may be exercised) to a date prior to the effective time of such Transaction as the Board determines (or, if the Board does not determine such a date, to the date that is five (5) days prior to the effective date of the Transaction), with such Stock Award terminating if not exercised (if applicable) at or prior to the effective time of the Transaction; provided, however, that the

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Board may require Participants to complete and deliver to the Company a notice of exercise before the effective date of a Transaction, which exercise is contingent upon the effectiveness of such Transaction;

(iv)        arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by the Company with respect to the Stock Award;

(v)         cancel or arrange for the cancellation of the Stock Award, to the extent not vested or not exercised prior to the effective time of the Transaction, in exchange for such cash consideration, if any, as the Board, in its sole discretion, may consider appropriate; and

(vi)        make a payment, in such form as may be determined by the Board equal to the excess, if any, of (A) the value of the property the Participant would have received upon the exercise of the Stock Award immediately prior to the effective time of the Transaction, over (B) any exercise price payable by such holder in connection with such exercise. For clarity, this payment may be zero ($0) if the value of the property is equal to or less than the exercise price. Payments under this provision may be delayed to the same extent that payment of consideration to the holders of the Company’s Common Stock in connection with the Transaction is delayed as a result of escrows, earn outs, holdbacks or any other contingencies.

The Board need not take the same action or actions with respect to all Stock Awards or portions thereof or with respect to all Participants. The Board may take different actions with respect to the vested and unvested portions of a Stock Award.

(d)          Change in Control. A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration will occur.

10.         Plan Term; Earlier Termination or Suspension of the Plan.

(a)          Plan Term. The Board may suspend or terminate the Plan at any time. Unless terminated sooner by the Board, the Plan will automatically terminate on the day before the tenth (10th) anniversary of the earlier of (i) the date the Plan is adopted by the Board, or (ii) the date the Plan is approved by the shareholders of the Company. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

11.         Effective Date of Plan.

This Plan will become effective on the Effective Date.

12.         Choice of Law.

To the extent that United States federal laws do not otherwise control, this Plan and all determinations made and actions taken pursuant to this Plan shall be governed by the internal laws of the State of New York, and construed accordingly, except for those matters subject to The Companies Act, 1981 of Bermuda (as amended), which shall be governed by Bermuda law, without giving effect to principles of conflicts of laws, and construed accordingly.

13.         Definitions. As used in the Plan, the following definitions will apply to the capitalized terms indicated below:

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(a)          “Affiliate” means, at the time of determination, each of the following: (i) any “parent” of the Company, as such term is defined in Rule 405; (ii) any “subsidiary” of the Company, as such term is defined in Rule 405; and (iii) any other entity in which the Company or any of its Affiliates has a material equity interest or control relationship unless otherwise designated by the Board. An entity will be deemed an Affiliate of the Company for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained. The Board will have the authority to determine the time or times at which “parent” or “majority-owned subsidiary” status is determined within the definitions set forth in Rule 405.

(b)          “Award” means a Stock Award or a Performance Cash Award.

(c)          “Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award.

(d)          “Board” means the Board of Directors of the Company.

(e)          “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the Effective Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure, or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

(f)          “Cause” will have the meaning ascribed to such term in any written agreement between the Participant and the Company defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following events: (i) such Participant’s willful failure substantially to perform his or her duties and responsibilities to the Company or deliberate violation of a Company policy; (ii) such Participant’s commission of any act of fraud, embezzlement, dishonesty or any other willful misconduct that has caused or is reasonably expected to result in material injury to the Company; (iii) unauthorized use or disclosure by such Participant of any proprietary information or trade secrets of the Company or any other party to whom the Participant owes an obligation of nondisclosure as a result of his or her relationship with the Company; or (iv) such Participant’s willful breach of any of his or her obligations under any written agreement or covenant with the Company. The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause will be made by the Company, in its sole discretion. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Stock Awards held by such Participant will have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

(g)          “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)          any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control will not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the

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acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, (C) on account of the acquisition of securities of the Company by any individual who is, on the IPO Date, either an executive officer or a Director (either, an “IPO Investor”) and/or any entity in which an IPO Investor has a direct or indirect interest (whether in the form of voting rights or participation in profits or capital contributions) of more than 50% (collectively, the “IPO Entities”) or on account of the IPO Entities continuing to hold shares that come to represent more than 50% of the combined voting power of the Company’s then outstanding securities as a result of the conversion of any class of the Company’s securities into another class of the Company’s securities having a different number of votes per share pursuant to the conversion provisions set forth in the Company’s Amended and Restated Certificate of Incorporation; or (D) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control will be deemed to occur;

(ii)         there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the shareholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction; provided, however, that a merger, consolidation or similar transaction will not constitute a Change in Control under this prong of the definition if the outstanding voting securities representing more than 50% of the combined voting power of the surviving Entity or its parent are owned by the IPO Entities;

(iii)        there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by shareholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; provided, however, that a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries will not constitute a Change in Control under this prong of the definition if the outstanding voting securities representing more than 50% of the combined voting power of the acquiring Entity or its parent are owned by the IPO Entities; or

(iv)        individuals who, on the date the Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new

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Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member will, for purposes of this Plan, be considered as a member of the Incumbent Board.

Notwithstanding the foregoing definition or any other provision of the Plan, (A) the term Change in Control will not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company, and (B) the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant will supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition will apply.

(h)          “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(i)          “Committee” means a committee of two (2) or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).

(j)          “Common Stock” means the common shares of the Company.

(k)          “Company” means Axovant Sciences Ltd., an exempted limited company incorporated under the laws of Bermuda, with its registered office at Clarendon House, 2 Church Street, Hamilton HM11, Bermuda, or any successor to all or substantially all of its businesses by merger, amalgamation, consolidation, purchase of assets, or otherwise.

(l)          “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.

(m)         “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Director or Consultant or a change in the Entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service; provided, however, that if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board in its sole discretion, such Participant’s Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or to a Director will not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in an Award only to such extent as may be provided in the Company’s leave of

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absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.

(n)          “Corporate Transaction” means a sale of all or substantially all of the Company’s assets, or a merger, consolidation or other capital reorganization or business combination transaction of the Company with or into another corporation, entity or person, or the direct or indirect acquisition (including by way of a tender or exchange offer) by any person, or persons acting as a group, of beneficial ownership or a right to acquire beneficial ownership of shares representing a majority of the voting power of the then outstanding shares of capital stock of the Company.

(o)          “Covered Employee” will have the meaning provided in Section 162(m)(3) of the Code.

(p)          “Director” means a member of the Board.

(q)          “Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve (12) months as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

(r)          “Dissolution” means when the Company has completely wound up its affairs and dissolved in accordance with the Companies Act 1981 of Bermuda.

(s)          “Effective Date” means the effective date of this Plan, which is the earlier of (i) the date that this Plan is first approved by the Company’s shareholders, and (ii) the date this Plan is adopted by the Board.

(t)          “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

(u)          “Entity” means a corporation, partnership, limited liability company or other entity.

(v)         “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(w)          “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) an Entity Owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities.

(x)          “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

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(i)          If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock will be, unless otherwise determined by the Board, the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.

(ii)         Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing selling price on the last preceding date for which such quotation exists.

(iii)        In the absence of such markets for the Common Stock, the Fair Market Value will be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.

(y)          “Incentive Stock Option” means an option granted pursuant to Section 5 of the Plan that is intended to be, and that qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.

(z)          “IPO Date” means the date and time of execution of the underwriting agreement between the Company and the underwriter(s) managing the initial public offering of the Common Stock, pursuant to which the Common Stock is priced for the initial public offering.

(aa)        “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(bb)        “Nonstatutory Stock Option” means any option granted pursuant to Section 5 of the Plan that does not qualify as an Incentive Stock Option.

(cc)        “Officer” means a person who is an officer within the meaning of Section 16 of the Exchange Act.

(dd)        “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

(ee)        “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement will be subject to the terms and conditions of the Plan.

(ff)         “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(gg)        “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 6(c).

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(hh)        “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement will be subject to the terms and conditions of the Plan.

(ii)         “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an “affiliated corporation,” and does not receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(jj)         “Own,” “Owned,” “Owner,” “Ownership” A person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(kk)      “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.

(ll)         “Performance Cash Award” means an award of cash granted pursuant to the terms and conditions of Section 6(c)(ii).

(mm)     “Performance Criteria” means the one or more criteria that the Board will select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that will be used to establish such Performance Goals may be based on any one of, or combination of, the following as determined by the Board: (i) earnings (including earnings per share and net earnings); (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) earnings before interest, taxes, depreciation, amortization and legal settlements; (v) earnings before interest, taxes, depreciation, amortization, legal settlements and other income (expense); (vi) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense) and stock-based compensation; (vii) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense), stock-based compensation and changes in deferred revenue; (viii) total stockholder return; (ix) return on equity or average stockholder’s equity; (x) return on assets, investment, or capital employed; (xi) stock price; (xii) margin (including gross margin); (xiii) income (before or after taxes); (xiv) operating income; (xv) operating income after taxes; (xvi) pre-tax profit; (xvii) operating cash flow; (xviii) sales or revenue targets; (xix) increases in revenue or product revenue; (xx) expenses and cost reduction goals; (xxi) improvement in or attainment of working capital levels; (xxii) economic value added (or an equivalent metric); (xxiii) market share; (xxiv) cash flow; (xxv) cash flow per share; (xxvi) share price performance; (xxvii) debt reduction; (xxviii) implementation or completion of projects or processes; (xxix) employee retention; (xxx) stockholders’ equity; (xxxi) capital expenditures; (xxxii) debt levels; (xxxiii) operating profit or net operating profit; (xxxiv) workforce diversity; (xxxv) growth of net income or operating income; (xxxvi) billings; (xxxvii) bookings; (xxxviii) initiation or completion of phases of clinical trials and/or studies by specified dates; (xxxix) patient enrollment rates, (xxxx) budget management; (xxxxi) regulatory body and/or pricing approval with respect to products, studies and/or trials; (xxxxii) commercial launch of products; (xxxxiii) progress of partnered programs; (xxxxix) strategic partnerships or transactions; and (xxxxx) to the extent that an

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Award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Board.

(nn)       “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the Board (i) in the Award Agreement at the time the Award is granted or (ii) in such other document setting forth the Performance Goals at the time the Performance Goals are established, the Board will appropriately make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and the award of bonuses under the Company’s bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to expensed under generally accepted accounting principles; (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles; (12) to exclude the effect of any other unusual, non-recurring gain or loss or other extraordinary item; (13) to exclude the effects of the timing of acceptance for review and/or approval of submissions to the Food and Drug Administration or any other regulatory body and (14) to exclude the effects of entering into or achieving milestones involved in licensing, collaboration, or other business development transactions. In addition, the Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for such Performance Period. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement or the written terms of a Performance Cash Award.

(oo)        “Performance Period” means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Stock Award or a Performance Cash Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.

(pp)        “Performance Stock Award” means a Stock Award granted under the terms and conditions of Section 6(c)(i).

(qq)        “Plan” means this Axovant Sciences Ltd. 2015 Equity Incentive Plan.

(rr)        “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(a).

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(ss)        “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement will be subject to the terms and conditions of the Plan.

(tt)         “Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(b).

(uu)        “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement will be subject to the terms and conditions of the Plan.

(vv)         “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(ww)       “Rule 405” means Rule 405 promulgated under the Securities Act.

(xx)        “Securities Act” means the Securities Act of 1933, as amended.

(yy)        “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 5.

(zz)        “Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement will be subject to the terms and conditions of the Plan.

(aaa)      “Stock Award” means any right to receive Common Stock granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right, a Performance Stock Award, or any Other Stock Award.

(bbb)      “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement will be subject to the terms and conditions of the Plan.

(ccc)      “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%) .

(ddd)      “Ten Percent Shareholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) shares possessing more than ten percent (10%) of the total combined voting power of all classes of shares of the Company or any Affiliate.

(eee)      “Transaction” means a Corporate Transaction or a Change in Control.

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